                                                                    EXHIBIT 10.8





                               AGREEMENT OF LEASE

                                 by and between

                       Tysons Corner Limited Partnership

                                      and

                              Deltek Systems, Inc.

                               TABLE OF CONTENTS



Section                                  Heading                              Page
-------                                  -------                              ----
1.       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.       Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
3.       Use of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . .  12
4.       Insurance and Indemnification  . . . . . . . . . . . . . . . . . . .  13
5.       Improvements to Premises . . . . . . . . . . . . . . . . . . . . . .  14
6.       Maintenance and Services . . . . . . . . . . . . . . . . . . . . . .  17
7.       Landlord's Right of Entry  . . . . . . . . . . . . . . . . . . . . .  18
8.       Fire and Other Casualties  . . . . . . . . . . . . . . . . . . . . .  19
9.       Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
10.      Assignment and Subletting  . . . . . . . . . . . . . . . . . . . . .  22
11.      Rules and Regulations  . . . . . . . . . . . . . . . . . . . . . . .  24
12.      Subordination; Attornment and Non-Disturbance  . . . . . . . . . . .  24
13.      Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . .  25
14.      Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
15.      Access to the Premises--Security System  . . . . . . . . . . . . . .  26
16.      Floor Load -- Heavy Machinery  . . . . . . . . . . . . . . . . . . .  27
17.      Fixtures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
18.      Signage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
19.      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
20.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . .  28
21.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
22.      Additional Expansion Space . . . . . . . . . . . . . . . . . . . . .  31
23.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36


                                    EXHIBITS


         A       Floor Plans of the Premises
         B       Agreement Regarding Commencement Dates
         c       Final Drawings for Tenant Improvements
         D       Current Rules and Regulations
         E       Additional Expansion Space
         F       Agreement Regarding Cancellation Penalty
         G       Prior Leases





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
                               AGREEMENT OF LEASE



         THIS AGREEMENT OF LEASE (hereinafter referred to as the "Lease"), made this 12th day of November, 1991, by and between TYSONS CORNER LIMITED PARTNERSHIP, an Illinois limited partnership, having an address at c/o Menard Doswell & Co., 8280 Greensboro Drive, Suite 120, McLean, Virginia 22102 (hereinafter referred to as "Landlord"), and DELTEK SYSTEMS, INC., a Virginia corporation, having an address at 8280 Greensboro Drive, Suite 300, McLean, Virginia 22102 (hereinafter referred to as "Tenant").

         WITNESSETH, THAT FOR AND IN CONSIDERATION of the mutual entry into this Lease by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, all of that real property, situate and lying in Fairfax County, Virginia, which consists of the space (consisting of a maximum aggregate of approximately 28,242 rentable square feet) shown on Exhibits A-1 through A-5 attached hereto (hereinafter collectively referred to as the "Premises") and located in a building (hereinafter referred to as the "Building") having an address of 8280 Greensboro Drive, McLean, Virginia 22102 [the Premises, the remainder of the Building, the land ("Land") on which the Building is located and any other buildings or improvements thereon being hereinafter referred to collectively as the "Property"].

         SUBJECT TO THE OPERATION AND EFFECT of any and all instruments and matters of record or in fact,

         UPON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

         Section 1. Term.

         1.1.    Commencement Date.

                 (a) This Lease shall be for a term (the "Term") commencing on the following dates (each of which is referred to as a "Commencement Date"):

                          (i)     With respect to the 1,250 square feet of
space located on the third floor (currently occupied by Financial Planning Corporation of McLean) and outlined in red on Exhibit A-1 (the "Financial Planning Space"), on the date that Landlord substantially completes Tenant Improvements with respect to such space;

                          (ii)    With respect to the 1,902 square feet of
space located on the second floor (currently vacant) and outlined in red on Exhibit A-2 (the "Second Floor Expansion Space"), on the earlier to occur of April 1, 1992 or the date that Landlord substantially completes Tenant Improvements with respect to such space; and

                          (iii)   With respect to (A) the 16,335 (subject to
architect's measurement) square feet of space located on the third floor (currently occupied by Tenant) and outlined in red on Exhibit A-3 (the "Existing Third Floor Space"), (B) the 4,820 square feet of space located on the third floor (currently occupied by Gowin and Company, P.C.) and outlined in red on Exhibit A-4 (the "Third Floor Expansion Space"), and (C) the {3,935} square feet of space located on the second floor (currently occupied by Tenant) and outlined in red on Exhibit A-5 (the "Existing Second Floor Space"), on the earlier to occur of April 1, 1992 or the date that Landlord substantially completes Tenant Improvements with respect to such space. Landlord hereby represents to Tenant that the above measurement of usable square footage for the Existing Third Floor Space does not include the atrium penetration on the southwest (front) side of the third floor elevator lobby.

                 (b) When the first Commencement Date occurs, Landlord and Tenant shall execute an Agreement Regarding Commencement Date in the form attached hereto as Exhibit B. Thereafter, as subsequent Commencement Dates occur, the existing Agreement Regarding Commencement Dates shall be updated by the parties to reflect such subsequent Commencement Dates.

                 (c) If Landlord shall be unable to give possession of any portion of the Premises to Tenant on the applicable Commencement Date because of the retention of possession by any occupant thereof, alteration or construction work, or for any other reason, Landlord shall not be subject to any liability for such failure. In such event, this Lease shall stay in full force and effect, without extension of the Term. However, the monetary obligations of Tenant hereunder with respect to such portion of the Premises shall not commence until such portion of the Premises are available for Tenant as provided herein. Notwithstanding the foregoing, if delay in possession of any portion of the Premises is due to changes or decoration being made by or for Tenant or is otherwise caused by Tenant, there shall be no rent abatement therefor and rent shall commence on the Commencement Date. If permission is given to Tenant to occupy other premises prior to the Commencement Date, such occupancy shall be deemed to be pursuant to the terms of this Lease, except that the parties shall separately agree as to the obligation of Tenant to pay rent for such occupancy. Tenant hereby expressly agrees that the foregoing provisions shall govern and control in lieu of any law contrary to the provisions of this Section.

         1.2 Termination Date. Provided not earlier terminated by default, the Term of this Lease shall terminate on March 31, 1998 (the "Termination Date").

         1.3 Surrender. Tenant shall at its expense, at the expiration of the Term or any earlier termination of this Lease, (a) promptly surrender to Landlord possession of the Premises (including any fixtures or other improvements which, under the provisions of Section 5, are owned by Landlord) in good order and repair (damage to the Premises reasonably beyond Tenant's control and ordinary wear and tear excepted) and broom clean, (b) remove from the Premises Tenant's signs, goods and effects and any machinery, trade fixtures and equipment which are used in conducting Tenant's trade or business and are not owned by Landlord, and (c) repair any damage to the Premises or the Building caused by such removal.

         1.4 Holding Over. If Tenant continues to occupy the Premises after the expiration of the Term or any earlier termination of this Lease without having obtained Landlord's express written consent thereto, then without altering or impairing any of Landlord's rights under this Lease or applicable law, (i) Tenant hereby agrees to pay to Landlord as Rent for the Premises, immediately on demand by Landlord, for each calendar month or portion thereof after such expiration of the Term or such earlier termination of this Lease, as aforesaid, until Tenant surrenders possession of the Premises to Landlord, an amount equal to 150% of the monthly Base Rent and Additional Rent which would have been due and payable under the provisions of Section 2 (calculated in accordance with such provisions of section 2 as if this Lease had been renewed for a period of twelve full calendar months after the termination of the Term) and (ii) Tenant shall surrender possession of the Premises to Landlord immediately on Landlord's having demanded same. Nothing in the provisions of this Lease shall be deemed in any way to give Tenant any right to remain in possession of the Premises after such expiration or termination, regardless of whether Tenant has paid any such Rent to Landlord.

         1.5 Renewal Term. Provided no Event of Default shall have occurred and then be continuing and no event shall have occurred which with notice and/or time would constitute an Event of Default hereunder, Tenant shall have the option to renew the Term of this Lease for one (1) additional term of five (5) years (the "Renewal Term"). In order to exercise its renewal option, Tenant must notify Landlord of its exercise of the option at least one hundred eighty (180) days prior to the expiration of the initial Term of this Lease.
In the event that Tenant exercises its
renewal option, the Premises covered by the Renewal Term shall be all space occupied by Tenant at the expiration of the initial Term (including any Additional Expansion Space obtained by Tenant pursuant to Section 22), unless Landlord and Tenant negotiate otherwise. All of the terms of this Lease applicable to the initial Term of this Lease shall apply during the Renewal Term, except that Rent during the Renewal Term shall be ninety percent (90%) of Fair Market Rental Value (determined in accordance with Section 1.6 below).

         1.6     Fair Market Rental Value.

                 (a) Definition. For the purpose of this Lease, the term "Fair Market Rental Value" shall mean the then-current annual rental charge (i.e., the sum of Base Rent plus escalation, operating cost pass-through charges and all other charges, less rent abatements) being charged by Landlord for new leases in substantially equivalent space in the Building, which leases are being negotiated or have been executed within six (6) months prior to the first day of the Renewal Term; and contain provisions for subsequent rental increases, operating cost pass-throughs and other rental adjustments; provided, however, that if no such leases are currently being negotiated or have been executed within such six (6) month period, then in such event the Fair Market Rental Value shall be equal to the then-current annual rental charge (i.e., the sum of base rent, plus escalation, operating cost pass-throughs and all other charges) being charged by landlords for new leases then currently being negotiated or most-recently executed for comparable first-class space in most recently-completed first-class office buildings located in the market area surrounding the Property, which leases shall contain comparable provisions for subsequent rental increases, operating cost pass-throughs and other rental adjustments. Notwithstanding anything else herein to the contrary, in no event shall ninety percent (90%) of the Fair Market Rental Value for the first Lease Year of the Renewal Term be less (on a per square foot basis) than the highest Base Rent and Additional Rent payable during any Lease Year during the initial Term.

         (b) Dispute as to Fair Market Rental Value. To implement the provisions of Section 1.5 above, Landlord shall, after receiving timely written notice from Tenant of its intent to exercise its renewal option, designate the Fair Market Rental Value of the Premises and shall furnish data in support of such designation not later than thirty (30) days after receipt of such notice. If Tenant disagrees with Landlord's designation of Fair Market Rental Value, Tenant shall notify Landlord of such disagreement within ten (10) days after Tenant has been notified of Landlord's designation, whereupon Landlord and Tenant shall each use their good faith best efforts to agree upon the Fair





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
Market Rental Value. In the event that Landlord and Tenant are unable to agree upon the Fair Market Rental Value within thirty (30) days after Tenant notifies Landlord of its disagreement with Landlord's designation of the Fair Market Rental Value, Tenant's renewal option or expansion option with respect to the space as to which Landlord and Tenant are unable to agree upon the Fair Market Rental Value (pursuant to Section 1.5 or Section 22.4(a), whichever is applicable) shall become null and void and of no further force or effect.

         Section 2. Rent.

         2.1 Amount. As rent for the Premises (all of which is hereinafter referred to collectively as "Rent"), Tenant shall pay to Landlord all of the following:

                 (a) Base Rent. An annual rent (hereinafter referred to as the "Base Rent") comprised of the aggregate of the following components:

                          (i)     Net Component.  A net component (hereinafter
referred to as the "Net Component") which:

                          (A)     for the first Lease Year during the Term, is
(i)   Fourteen and 20/100 Dollars ($14.20) per square foot in the Premises plus
(ii) if the Term commences on a day other than the first (1st) day of a calendar month, one three-hundred sixty-fifth (1/365) of the Net Component for each day of such calendar month falling within the Term; and

                          (B)     for each Lease Year thereafter during the
Term, is a sum equalling the product obtained by multiplying (i) the Net Component for the immediately preceding Lease Year by (ii) a fraction, whose numerator is the total of (x) the Consumer Price Index for Urban Wage Earners and Clerical Workers Revised (1982-84=100), Metropolitan Washington, D.C. Index, published by the Bureau of Labor Statistics of the United States Department of Labor ("Consumer Price Index") for the calendar month containing the Commencement Date ("Initial Consumer Price Index") plus (y) thirty percent (30%) of the amount by which the Consumer Price Index for the calendar month immediately preceding that during which such Lease Year commences ("Lease Year Consumer Price Index") exceeds the Initial Consumer Price Index and whose denominator is the Initial Consumer Price Index. In each case, if the Consumer Price Index is not so published for such calendar month, then the Consumer Price Index for the most recent calendar month or other period for which it is so published; provided, that if the Lease Year Consumer Price Index has not been published by the date on which the first installment of the Base Rent accrues for such Lease Year, then until such Consumer Price Index is published for such calendar month, Tenant shall pay on account of the Net Component for the calendar month immediately preceding that during which the Lease Year commenced, and shall thereafter pay to Landlord, promptly upon written demand by Landlord after such Consumer Price Index is so published, the amount, if any, by which the installments of the Base Rent for such Lease Year, when calculated by reference to such published Consumer Price Index, exceeds the aggregate amount of such installments theretofore paid during such Lease Year; provided, however, that the Net Component shall not increase by more than three percent (3%) from any Lease Year to the next; and

                          (ii)    Costs Component.  An amount ("Costs
Component") representing the portion of Annual Operating Costs attributable to the Premises, as further defined and described in subsection 2.2. The initial Costs Components (based on Landlord's estimate on the date hereof of the cost during the current calendar year of providing to or for the benefit of the Premises all of the services or other items, the costs of which are included in the Annual Operating Costs, excluding any of such services or other items to be provided at Tenant's direct expense under the provisions of Section 6) is the sum of (i) Six and 80/100 Dollars ($6.80), per square foot in the Premises plus
(ii) if the Term commences on a day other than the first (1st) day of a calendar month, for the initial Lease Year, one three-hundred sixty-fifth (1/365) of the Costs Component for each day of such calendar month falling within the Term (but without impairing Tenant's liability for any Additional Rent accruing under the provisions of subsection 2.2).

                 (b) Additional Rent. Additional rent (hereinafter referred to as "Additional Rent") in the amount of any payment referred to as such in any provision of this Lease which accrues while this Lease is in effect (which Additional Rent shall include all charges or amounts which Tenant is obligated to pay to Landlord under the provisions of this Lease, other than the Base Rent).

                 (c) Lease Year. As used in the provisions of this Lease, the term "Lease Year" means (i) the period commencing on the Commencement Date and terminating on the first (1st) anniversary of the last day of the calendar month containing the Commencement Date, and (ii) each successive period of twelve (12) calendar months thereafter during the Term.

                 (d) Tenant Concessions Payment. "Tenant Concessions" shall mean the total value of any rent abatement and any other payments to or for the account of Tenant in connection with, or for the purpose of inducing the entry by Tenant into this Lease. For purposes of this paragraph, Tenant Concessions shall be amortized over the Term in equal monthly amounts. In the event of an early termination of this Lease for any reason (including, without limitation, a termination if an Event of Default by Tenant occurs), Tenant shall pay to Landlord the unamortized portion of the total value of Tenant Concessions ("unamortized Tenant Concessions"). The unamortized Tenant Concessions shall be the amount of Tenant Concessions so remaining at the time of any such termination of this Lease.

                 (e) Rent Abatement. Notwithstanding any provision herein to the contrary, Tenant's obligation to pay Base Rent with respect to the Second Floor Expansion Space shall not commence until the date that is eighteen
(18) months after the Commencement Date for the Second Floor Expansion Space. During such eighteen (18) month period, Tenant shall be obligated to pay Base Rent with respect to all other space in the Premises as to which the Commencement Date has occurred; provided, however, that in the event that the Commencement Date for the Third Floor Expansion space occurs after February 1, 1992, a portion of Tenant's Base Rent shall be abated for the period from February 1, 1992 until such Commencement Date occurs at the rate of Eight Thousand and 00/100 Dollars ($8,000.00) per calendar month (which amount shall be pro-rated for any partial month(s) and shall be credited by Landlord against the Base Rent due for such month(s) under the Prior Leases). Notwithstanding anything herein to the contrary, Tenant's obligation to pay Base Rent shall commence with respect to the Financial Planning Space, the Existing third Floor Space, the Third Floor Expansion Space and the Existing Second Floor Space on the Commencement Date with respect to each such space.

         2.2     Annual Operating Costs.

                 (a) Definition. As used herein, the term "Annual Operating Costs" means the actual costs incurred by Landlord in operating and maintaining the Property during each calendar year falling wholly or partially within the Term. Such costs shall include, by way of example rather than of limitation, (i) real property, front-foot benefit, other metropolitan district or any other similar taxes or assessments (whether regular or special) levied against any and all of the Property; (ii) charges or fees for, and taxes on, the furnishing of water, sewer service, gas, fuel, electricity or other utility services to the Property; (iii) costs of providing elevator, janitorial and trash removal service, and of maintaining grounds, common areas and mechanical systems of buildings; (iv) all other costs of maintaining, repairing or replacing any or all of the Building or the rest of the Property (including, by way of example rather than limitation, (1) the cost amortized in such calendar year of capital improvements which are made by Landlord in its reasonable judgment in order to reduce any of the costs of operating and maintaining the Building, or to cause any or all of the Property to comply with any applicable law or regulation which was not applicable to the same at the entry into this Lease by the parties hereto, which cost shall be amortized over a period selected by Landlord in its reasonable judgment, plus (2) interest on the unamortized balance of such costs calculated at the rate actually paid by Landlord on debt incurred for such capital improvements or if Landlord has not borrowed money for such improvements at the rate which would be paid by Landlord on debt incurred for working capital purposes); (v) charges or fees for any necessary governmental permits; (vi) management fees, overhead and expenses; (vii) premiums for hazard, liability, workmen's compensation, or similar insurance upon any or all of the Property; (viii) costs arising under service contracts with independent contractors; (ix) costs of any services not provided by Landlord to the Property on the date hereof but hereafter provided by Landlord in its prudent management of the Property; and (x) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Property, constitute operating or maintenance costs attributable to any or all of the Property. Such costs shall not include (i) the expense of principal and interest payments made by Landlord pursuant to the provisions of any mortgage or deed of trust covering the Property; (ii) any deduction for depreciation of the Property taken on Landlord's income tax returns; or (iii) subject to subsection (iv) of the preceding sentence, the cost of capital improvements made to the Property if and to the extent not taken as a deduction on Landlord's federal income tax returns.

                 (b) Computation. After the end of each calendar year during the Term, Landlord shall compute the total of the Annual Operating Costs incurred for all of the Property during such calendar year, and shall allocate them to the net rentable space within the Property by dividing such Annual Operating Costs by the aggregate square footage of all of the net rentable space within the Property, thereby deriving the cost of such categories of services and items per square foot of such net rentable space; provided, that anything contained in the foregoing provisions of this subsection 2.2 to the contrary notwithstanding, wherever Tenant and/or any other tenant of space within the Property has agreed in its lease or otherwise to provide any item of such services partially or entirely at its own expense, or wherever in Landlord's sole but reasonable judgment any such significant item of expense is not incurred with respect to or for the benefit of all of the net rentable space within the Property, in allocating the Annual Operating Costs pursuant to the foregoing provisions of this subsection Landlord shall make an appropriate adjustment, using generally acceptable accounting principles so as to avoid allocating to Tenant or to such other tenant (as the case may be), those Annual Operating Costs covering such services already being provided by Tenant or by such other tenant at its own expense, or to avoid allocating to all of the net rentable space within the Property those Annual Operating Costs incurred only with respect to a portion thereof.

                 (c) Payment As Additional Rent. Tenant shall, within fifteen (15) days after demand therefor by Landlord (with respect to each calendar year during the Term), pay to Landlord as Additional Rent the amount by which (i) the product obtained by multiplying (A) the rentable area of the Premises in square feet (as set forth hereinabove) by (B) the amount of the Annual Operating Costs per square foot of rentable area or Costs Component for the preceding Lease Year for such calendar year (as derived under the provisions of subsection 2.2(b)) exceeds (ii) the Costs Component of the Base Rent. This subsection survives the termination or expiration of the Lease.

                 (d) Proration. If only part of any calendar year falls within the Term, the amount computed as Additional Rent with respect to such calendar year under the foregoing provisions of this subsection shall be pro-rated in proportion to the portion of such calendar year falling within the Term (but the expiration of the Term before the end of such calendar year shall not impair Tenant's obligation hereunder to pay such pro-rated portion of such Additional Rent with respect to that portion of such year falling within the Term, which shall be paid on demand, as aforesaid).

                 (e) Landlord's Right to Estimate. Anything contained in the foregoing provisions of this subsection to the contrary notwithstanding, Landlord may, at its discretion, (a) make from time to time during the Term a reasonable estimate of the Additional Rent which may become due under the provisions of this Lease with respect to any calendar year, (b) require Tenant to pay to Landlord with respect to each calendar month during such year one-twelfth (1/12) of such Additional Rent, at the time and in the manner that Tenant is required hereunder to pay the monthly installment of the Base Rent for such month, and (c) at Landlord's reasonable discretion, increase or decrease from time to time during such calendar year the amount initially so estimated for such calendar year, all by giving Tenant written notice thereof. In such event, Landlord shall cause the actual amount of Additional Rent to be computed and certified to Tenant within 120 days after the end of such calendar year, and Tenant or Landlord, as the case may be, shall promptly thereafter pay to the other the amount of any deficiency or overpayment therein, as the case may be. This subsection survives termination or expiration of this Lease.

         2.3     When Due and Payable.

                 (a) The Base Rent for any Lease Year shall be due and payable in twelve (12) consecutive, equal monthly installments, in advance, on the first (1st) day of each calendar month during such Lease Year; provided, that the installment of the Base Rent payable for the first full calendar month of the Term (and, if the Term commences on a day other than the first (1st) day of a calendar month, that portion of the Base Rent which is payable for such month) shall be due and payable on the full execution and delivery of this Lease.

                 (b) Any Additional Rent accruing to Landlord under any provision of this Lease shall, except as is otherwise set forth herein, be due and payable when the installment of the Base Rent next falling due after such Additional Rent accrues becomes due and payable, unless Landlord makes written demand upon Tenant for payment thereof at any earlier time, in which event such Additional Rent shall be due and payable at such time.

                 (c) Each such payment shall be made promptly when due, without any deduction or setoff whatsoever, and without demand, failing which Tenant shall pay to Landlord on demand as Additional Rent, a late payment service charge (to cover Landlord's administrative and overhead expenses of processing late payment) equal to the greater of $100.00 or 5% of such unpaid sum for each and every calendar month or part thereof after the due date that such sum has not been paid to Landlord. Such payment shall be deemed liquidated damages and not a penalty, but shall not excuse the untimely payment of Rent or Additional Rent.

         2.4 Where and How Payable. Tenant shall pay the Rent, in lawful currency of the United States of America, to Landlord by delivering or mailing it (postage prepaid) to Landlord's address which is set forth hereinabove, or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. Any payment made by Tenant to Landlord on account of Rent may be credited by Landlord to the payment of any Rent when past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that Landlord's acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or Landlord's acceptance thereof constitutes payment in full of the amount of Rent then due) shall not alter or impair Landlord's rights hereunder to be paid all of such amount then due, or in any other respect.

         2.5 Tax on Lease. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon (a) Landlord with respect to this Lease or the value thereof, (b) Tenant's use or occupancy of the Premises, (c) the Base Rent,





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
Additional Rent or any other sum payable under this Lease, or (d) this transaction, except if and to the extent that such tax, assessment, levy or other charge is included in the Annual Operating Costs, Tenant shall pay the amount thereof as Additional Rent to Landlord upon demand, unless Tenant is prohibited by law from doing so, in which event Landlord may, at its election, terminate this Lease by giving written notice thereof to Tenant.

         2.6     Security Deposit.

                 (a) Prior to the execution and delivery of this Lease by the parties hereto, Tenant has deposited with Landlord the sum of Eighteen Thousand Seven Hundred Fifty and 00/100 Dollars ($18,750.00) ("Security Deposit"), which shall be retained by Landlord as security for Tenant's payment of the Rent, and its performance of all of its other obligations under the provisions of this Lease. The Security Deposit shall not bear interest while being held by Landlord. Tenant shall not use the Security Deposit for the payment of the last month's installment (or any other installment) of Rent. If at anytime and from time to time, the Security Deposit is applied or retained by Landlord as described in subsection 3.5 (b) and this Lease shall not have been or thereafter be terminated by Landlord, Tenant shall replenish and restore the Security Deposit to the original amount specified above, promptly upon request by Landlord.

                 (b) In addition to the provisions of subsection 8.3, Landlord shall have the right:

                          (i)     to apply any and all of the Security Deposit
in payment of (A) any Rent for the payment of which an Event of Default has occurred, (B) any expense incurred by Landlord in curing any Event of Defau1t, and/or (C) any damages incurred by Landlord by reason of any Event of Default (including, by way of example rather than of limitation, the expense of reasonable attorney's fees); or

                          (ii)    to retain any or all of the Security Deposit
in liquidation of any or all damages suffered by Landlord by reason of such Event of Default.

                 (c) Notwithstanding anything in the foregoing to the contrary, provided no Event of Default shall have occurred and then be continuing and no event or condition shall have occurred which with notice and/or time would constitute an Event of Default hereunder on the first anniversary of the Commencement Date for the Third Floor Expansion Space, any of the Security Deposit which is not so paid or retained shall be returned to Tenant within thirty (30) days after such anniversary date.

         Section 3. Use of Premises.

         3.1 Tenant shall, continuously and without interruption throughout the Term, occupy and use the Premises for, and only for, general office purposes, subject to and in accordance with all applicable zoning and other governmental regulations.

         3.2 Tenant will not, and will not permit its employees, agents, contractors, guests or invitees to obstruct or interfere with the rights of other tenants, or in any other way injure or annoy them or those having business with them, or conflict with them, or conflict with the fire laws or regulations now existing or subsequently enacted or established by the local, state or federal governments. Nor will Tenant use or permit the Premises, or any part thereof, to be used for any disorderly, unlawful or hazardous purpose, and will not manufacture any commodity therein, without the prior written consent of Landlord.

         3.3     License.

                 3.3.1 Landlord hereby grants to Tenant a non-exclusive license to use (and to permit its officers, directors, agents, employees and invitees to use in the course of conducting business at the Premises), throughout the Term,

                 (a) any and all elevators, common stairways, lobbies, common hallways and other portions of the Building which, by their nature, are manifestly designed and intended for common use by the occupants of the Building, for pedestrian ingress and egress to and from the Premises and for any other such manifest purposes; and

                 (b) any and all portions of the Property on which the Building is located (excluding that portion thereof which is improved by any other building) which, by their nature, are manifestly designed and intended for common use by the occupants of the Building and of any other improvements on such Property, for pedestrian ingress and egress to and from the Premises and for any other such manifest purposes; and

                 (c) any and all portions of the Property as from time to time are designated (by striping or otherwise) by Landlord for such purpose, for the parking of automobiles.

         3.3.2 Such license shall be exercised in common with the exercise thereof by Landlord, any tenant or owner of the building or any other building located on the Property, and their respective officers, directors, agents, employees and invitees, and in accordance with the Rules and Regulations promulgated from time to time pursuant to the provisions of Section 11.

         Section 4. Insurance and Indemnification.

         4.1     Increase In Risk.  Tenant

                 (a) shall not do or permit to be done any act or thing as a result of which either (i) any policy of insurance of any kind covering any or all of the Property or any liability of Landlord in connection therewith may become void and suspended, or (ii) the insurance risk under any such policy would (in the opinion of the insurer thereunder) be made greater; and

                 (b) shall pay as Additional Rent the amount of any increase in any premium for such insurance resulting from any breach of the covenant in this subsection 4.1.

         4.2 Insurance To Be Maintained by Tenant. Tenant shall maintain at its expense, throughout the Term, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, occurring within the Premises or arising out of the use thereof by Tenant or its agents, employees, officers or invitees, visitors and guests under one or more policies of general public liability insurance having such limits as to each as are reasonably required by Landlord from time to time, but in any event not less than (a) One Million and no/100 Dollars ($1,000,000.00) for injury to or death of any one or more persons during any one occurrence, and (b) Two Million and no/00 Dollars ($2,000,000.00) for property damage or destruction during any one occurrence. Such policies shall name Landlord and Tenant (and, at Landlord's request, any Mortgagee) as the insured parties, shall provide that they shall not be cancelable or materially altered without at least thirty
(30) days' prior written notice to Landlord (and, at Landlord's request, any such Mortgagee), and shall be issued by insurers of recognized responsibility licensed to do business in the Commonwealth of Virginia.

         4.3 Insurance To Be Maintained by Landlord. Landlord shall maintain throughout the Term all-risk or fire and extended coverage insurance upon the Building in such minimum amounts and having such forms of coverage as are required from time to time by Landlord's lender. The cost of premiums for such insurance and of each endorsement thereto shall be deemed, for purposes of
Section 2, to be part of the cost of operating and maintaining the Property.

         4.4 Waiver of Subrogation. If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss, damage or liability, then such party hereby releases the other party hereto, to and only to the extent of the amount of such proceeds, from any and all liability for such loss, damage or liability, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party, its agents or employees, invitees, visitors or guests; provided, that such release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured's ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy, in which event neither party hereto shall be required to have its said insurance policies contain such a clause and the provisions of this subsection 4.4 shall be of no further force or effect.

         4.5 Liability of Parties. Except if and to the extent that such party is released from liability to the other party hereto pursuant to the provisions of subsection 4.4,

                 (a) Landlord (i) shall be responsible for, and shall indemnify and hold harmless Tenant against and from any and all liability arising out of, any injury to or death of any person or damage to any property, occurring anywhere upon the Property, if, only if, and to the extent that such injury, death or damage is proximately caused by the gross negligence of or intentionally tortious act or omission of Landlord or its agents, officers or employees, but (ii) shall not be responsible for or be obligated to indemnify or hold harmless Tenant against or from any liability for any such injury, death or damage occurring anywhere upon the Property (including the Premises), by reason of Tenant's occupancy or use of the Premises or any other portion of the Property, or because of fire, windstorm, act of God or other cause unless proximately caused by such gross negligence or intentionally tortious act or omission, as aforesaid; and

                 (b) subject to the operation and effect of the foregoing provisions of this subsection, Tenant shall be responsible for, and shall indemnify and hold harmless Landlord against and from, any and all liability arising out of any injury to or death of any person or damage to any property, occurring within the Premises.

         Section 5. Improvements to Premises.

         5.1     Upon Delivery of Premises.

                 (a) Landlord's Obligations. At Landlord's sole cost and expense, Landlord shall construct building-standard improvements to the Premises (the "Tenant Improvements") substantially in accordance with architectural drawings to be prepared by The M Group and mutually agreed to by Landlord and

Tenant. Tenant will cause The M Group to commence work on such drawings promptly after the execution of this Lease, and once such drawings are so prepared and finally agreed to by Landlord and Tenant, they shall be attached to this Lease as Exhibit C. Provided the final drawings are completed by December 31, 1991, Landlord agrees to complete construction of Tenant Improvements to all space which is then either occupied by Tenant or vacant, not later than April 1, 1992. With respect to any space which may be occupied by someone other than Tenant at the time of completion of the final drawings, Landlord agrees to commence construction of Tenant Improvements with respect to such space within two (2) weeks after the date that the current occupant vacates the space and to complete construction of such Tenant Improvements by the later of April 1, 1992 or the date which is eight (8) weeks after commencement of construction.

                 (b) Cash Allowance. Landlord shall provide Tenant with a cash allowance of Forty-Five Thousand and 00/100 Dollars ($45,000.00) (the "Cash Allowance"). In the event that Tenant desires Landlord to construct improvements to the Premises in addition to the building-standard improvements described on Exhibit C (the "Construction Upgrades"), Landlord agrees to construct the same at its sole cost and expense, provided the cost of the Construction Upgrades does not exceed the Cash Allowance. In the event that the estimated cost of the Construction Upgrades exceeds the Cash Allowance, Landlord shall be obligated to construct the Construction Upgrades only if Landlord and Tenant agree upon suitable arrangements for Tenant to pay such excess to Landlord. In the event that the cost of the Construction Upgrades is less than the Cash Allowance (as certified by Landlord to Tenant upon completion of Tenant Improvements and the Construction Upgrades), the balance of the Cash Allowance shall be credited by Landlord against the next due installment(s) of Base Rent until the Cash Allowance is depleted.

         5.2 Landlord's Obligation to Repaint. Provided no Event of Default has occurred and is then continuing and no event or condition exists which with notice and/or time would constitute an Event of Default hereunder, Landlord agrees that promptly upon Tenant's request [which request shall be made by Tenant within one (1) month after the third anniversary of the Commencement Date with respect to the Third Floor Expansion Space], Landlord shall repaint the Premises for Tenant at Landlord's sole cost and expense.

         5.3 By Tenant. Tenant shall not make or permit to be made any alteration, addition or improvement to the Premises without first obtaining Landlord's written consent thereto (which, in the case of non-structural alterations, additions and improvements only, shall not be unreasonably withheld), which consent may be conditioned as Landlord in its discretion deems necessary or appropriate, including without limitation requesting Tenant to submit information concerning Tenant's contractor and approving same and requiring Tenant to provide appropriate insurance (including builders risk on an Inland Marine form) naming Landlord as an insured thereunder. If Landlord consents to any such proposed alteration, addition or improvement, it shall be made at Tenant's sole expense (and Tenant shall hold Landlord harmless from any cost incurred on account thereof), and at such time and in such manner as not unreasonably to interfere with the use and enjoyment of the remainder of the Property by any tenant thereof or any other person. Tenant shall indemnify and hold harmless Landlord from and against any and all costs, damages, liability, claim of liability, or expense (including, without limitation, reasonable attorney's fees) incurred by Landlord, caused by, arising out of, or related to Tenant's alterations, additions, or improvements and the making thereof (whether or not consented to as herein required).

         5.4     Mechanics's Liens; Indemnification.  Tenant shall:

                 (a) bond or cause to be removed any mechanic's, materialman's or other lien filed or claimed against any or all of the Premises, the Property, or any other property owned or leased by Landlord, by reason of labor or materials provided for or at the request of Tenant or any of its contractors or subcontractors (other than labor or materials provided by Landlord pursuant to the provisions of subsection 5.1), or otherwise arising out of Tenant's use or occupancy of the Premises or any other portion of the Property, and

                 (b) defend, indemnify and hold harmless Landlord against and from any and all liability, claim of liability, damage or expense (including, by way of example rather than of limitation, that of reasonable attorney's fees) incurred by Landlord on account of any such lien or claim.

         5.5 Fixtures. Any and all improvements, repairs, alterations and all other property attached to, used in connection with, or otherwise installed within the Premises by Landlord or Tenant shall immediately on the completion of their installation, become Landlord's property without payment therefor by Landlord, except that any machinery, equipment or fixtures installed by Tenant and used in the conduct of Tenant's trade or business (rather than to service the Premises or any of the remainder of the Building or the Property generally) shall remain Tenant's property, and shall be removed by Tenant, at Tenant's expense, at the end of the Term (and any damage to the Premises caused by such removal shall be repaired at Tenant's expense).

         Section 6. Maintenance and Services.

         6.1     Ordinary Services.  Landlord shall furnish the Premises with
(a) electricity suitable for general office use, (b) heating and air conditioning for the comfortable use and occupancy of the Premises between 8:00 A.M. and 7:00 P.M., Monday through Friday, and 8:00 A.M. and 1:00 P.M on Saturday (in each case, except for legal holidays) of each week during the Term, (c) janitorial service, and (d) trash removal from the Premises. Such services shall be furnished at Landlord's expense (subject to the operation and effect of the provisions of Section 2.2). For purposes hereof, "legal holidays" shall mean the days on which the following holidays are observed in the Commonwealth of Virginia:

                               New Year's Day
                               Washington-Lincoln Day
                               Memorial Day
                               Independence Day
                               Labor Day
                               Thanksgiving Day
                               Christmas Day

         6.2     Extraordinarv Services.  If Tenant

                 (a) requires electrical current or installs electrical equipment (including, by way of example rather than of limitation, any electrical heating or refrigeration equipment, electronic data processing machine, punch-card machine, or machinery or equipment using current in excess of 110 volts which in any way increases the amount of electricity which would normally be consumed upon the Premises when used for general office space), or

                 (b) intends to use the Premises in such a manner that the services to be furnished by Landlord hereunder would be required during periods other than or in addition to the business hours specified in subsection 6.1, then in either case Tenant shall not do so without first obtaining Landlord's written approval thereof, and shall pay periodically as Additional Rent the additional direct expense resulting therefrom, including that resulting from any installation of such equipment. Landlord's standard charges for services during non-business hours (which standard charges are subject to change without prior notice to Tenant) are currently $30.00 per unit per hour each for heat or air conditioning. Notwithstanding the foregoing, Landlord agrees to provide heat or air conditioning services to Tenant on any of the legal holidays listed in Section 6.1 at Landlord's actual cost for such services. Landlord's actual cost for such services during non-business hours (which actual cost is subject to change without prior notice to Tenant) is currently $15.00 per unit per hour each for heat or air conditioning.

         6.3 Interruption. Landlord shall not be liable to Tenant for any failure, modification or interruption of any service which either (a) arises out of (i) strike, lock-out or other labor troubles, (ii) government restrictions or limitations, (iii)-failure or shortage of electrical power, gas, water, fuel oil, or other utility or service, (iv) riot, war, insurrection or other national or local emergency, (v) accident, flood, fire or other casualty, (vi) adverse weather conditions, (vii) other act of God, or (viii) other causes similar or dissimilar to any of the foregoing and beyond Landlord's reasonable control or (b) is required by applicable law (including, by way of example rather than of limitation, any federal law or regulation relating to the furnishing or consumption of energy or the temperature of buildings).

         6.4 Maintenance by Tenant. Tenant shall maintain the nonstructural parts of the interior of the Premises in good repair and condition, damage by causes reasonably beyond Tenant's control and ordinary wear and tear excepted.

         6.5 Maintenance by Landlord. Landlord shall furnish, supply and maintain in good order and repair (a) the roof, the structure and the remainder of the exterior of the Building, and (b) any and all hallways, stairways, lobbies, elevators, heating and air conditioning facilities, electrical, sanitary sewer and water lines and facilities, restroom facilities, grounds and parking areas (including the removal of snow from such sidewalks and parking areas) and other common areas, all if located within the Building or the rest of the Property but not within the Premises, all at Landlord's expense except as is set forth and subject to the provisions of Section 2 or any other provision of this Lease.

         Section 7. Landlord's Right of Entry. Landlord and its agents shall be entitled to enter the Premises at any reasonable time: (a) to inspect the Premises, (b) to exhibit the Premises to any existing or prospective purchaser or Mortgagee thereof or any prospective tenant thereof, (c) to make any alteration, improvement or repair to the Building or the Premises, or (d) - for any other purpose relating to the operation or maintenance of the Property; provided, that Landlord shall (i) (unless doing so is impractical or unreasonable because of emergency) give Tenant at least twenty-four (24) hours prior notice of its intention to enter the Premises, and (ii) use reasonable efforts to avoid interfering any more than is reasonably necessary with Tenant's use and enjoyment thereof.

         Section 8. Fire and Other Casualties.

         8.1 General. If the Premises are damaged by fire or any other casualty during the Term:

                 (a) Landlord shall restore the Premises with reasonable promptness (taking into account the time required by Landlord to effect a settlement with, and to procure any insurance proceeds from, any insurer against such casualty, but in any event within one hundred eighty (180) days after the date of such casualty) to substantially their condition immediately prior to such casualty, and may temporarily enter and possess any or all of the Premises for such purpose (provided, that Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by Tenant) but

                 (b) the times f or commencement and completion of any such restoration shall be extended for the period (not longer than sixty (60) days) of any delay occasioned by Landlord in doing so arising out of any of the causes enumerated in the provisions of subsection 6.3. If Landlord undertakes to restore the Premises and such restoration is not accomplished within the said period of one hundred eighty (180) days plus the period of any extension thereof, as aforesaid, Tenant may terminate this Lease by giving written notice thereof to Landlord within thirty (30) days after the expiration of such period, as so extended;

                 (c) for so long as Tenant is deprived of the use of any or all of the Premises on account of such casualty, the Base Rent and any
Additional Rent payable under the provisions of subsection 2.2     shall be
abated in proportion to the number of square feet of the Premises rendered substantially unfit for occupancy by such casualty, unless, because of any such damage, the undamaged portion of the Premises is made materially unsuitable for use by Tenant for the purposes set forth in the provisions of Section 3, in which event the Base Rent and any such Additional Rent shall be abated entirely during such period of deprivation; and

                 (d) Landlord shall have no liability to Tenant on account of any (a) interruption of Tenant's business upon the Premises, (b) diminution in Tenant's ability to use the Premises, or (c) other injury or damage sustained by Tenant as a result of a casualty.

         8.2 Substantial Destruction. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding,

                 (a) if during the Term the Building is so damaged by fire or any other casualty that (i) either the Premises or (whether or not the Premises are damaged) the Building is rendered substantially unfit for occupancy, as reasonably determined by Landlord, or (ii) the Building is damaged to the extent that Landlord reasonably elects to demolish, abandon or otherwise not to restore the Building, then, in either case, Landlord may elect to terminate this Lease as of the date of occurrence of such damage, by giving written notice thereof to Tenant within ninety (90) days after such date; and

                 (b) in such event, (i) Tenant shall pay to Landlord the Base Rent and any Additional Rent (apportioned, where applicable) to the time of such termination, (ii) Landlord shall repay to Tenant any and all prepaid Rent for periods beyond such termination, and (iii) Landlord may enter upon and repossess the Premises without further notice.

         8.3 Tenant's Negligence. Anything contained in any provision of this Lease to the contrary notwithstanding, if any damage to the Premises, the Building and/or the Property is caused by or results from the negligent or intentionally tortious act or omission of Tenant, those claiming under Tenant or any of their respective officers, employees, agents or invitees,

                 (a) the Rent shall not be suspended or apportioned as aforesaid, and

                 (b) except if and to the extent that Tenant is released from liability therefor pursuant to the provisions of subsection 4.4, Tenant shall pay to Landlord upon demand, as Additional Rent, the cost of (i) any repairs and restoration made or to be made as a result of such damage, or (ii) (if Landlord elects not to restore the Building) any damage, expense or loss which Landlord may incur as a result of such damage.

         Section 9. Condemnation.

         9.1     Right to Award.

                 (a) If any or all of the Premises are taken by the exercise of any power or eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a "Condemnation"), Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such deed, without deduction therefrom for any leasehold or other estate held by Tenant by virtue of this Lease.

                 (b) Tenant hereby (i) assigns to Landlord all of Tenant's right, title and interest, if any, in and to any such award; (ii) waives any right which it may otherwise have in connection with such condemnation, against Landlord or such condemning authority, to any payment for (A) the value of the then unexpired portion of the Term, (B) leasehold damages, and (C) any damage to or diminution of the value of Tenant's leasehold interest hereunder or any portion of the Premises not covered by such Condemnation; and (iii) agrees to execute any and all further documents which may be required in order to facilitate Landlord's collection of any and all such awards.

                 (c) Subject to the operation and effect of the foregoing provisions of this Section, Tenant may seek, in a separate proceeding, a separate award on account of any damages or costs incurred by Tenant as a result of such Condemnation, so long as such separate award in no way diminishes any award or payment which Landlord would otherwise receive as a result of such Condemnation.

         9.2     Effect of Condemnation.

                 (a) If (i) all of the Premises are covered by a Condemnation, or (ii) if any part of the Premises is covered by a Condemnation and the remainder thereof is insufficient for the reasonable operation therein of Tenant's business, or (iii) if in Landlord's reasonable opinion, it would be impractical to restore the remainder thereof, then in any such event, the Term shall terminate on the date upon which possession of so much of the Premises or the Building, as the case may be, as is covered by such Condemnation is taken by the condemning authority thereunder, and all Rent and other charges-payable hereunder shall be prorated and paid to such date.

                 (b) If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this subsection, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Rent and the Additional Rent payable under the provisions of subsection 2.2 shall be reduced proportionate to the amount of rentable area, if any, of the Premises covered by such Condemnation.

         9.3 If there is a Condemnation, Landlord shall have no liability to Tenant on account of any (a) interruption of Tenant's business upon the Premises, (b) diminution in Tenant's ability to use the Premises, or (c) other injury or damage sustained by Tenant as a result of such Condemnation.

         9.4 Except for any separate proceeding brought by Tenant under the provisions of subsection 9.1(c), Landlord shall be entitled to conduct any such Condemnation proceeding and any settlement thereof free of interference from Tenant, and Tenant hereby waives any right which it might otherwise have to participate therein.

         Section 10.  Assignment and Subletting.

         10.1 Tenant acknowledges that Landlord has entered into this Lease because of Tenant's financial strength, goodwill, ability and expertise and that accordingly, this Lease is one which is personal to Tenant, and Tenant agrees for itself and its successors and assigns in interest hereunder that it will not (a) assign any of its rights under this Lease, or (b) make or permit any total or partial sale, lease, sublease, assignment, conveyance, license, mortgage, pledge, encumbrance or other transfer of any or all of the Premises or the occupancy or use thereof voluntarily or involuntarily (including, by way of example rather than of limitation, any sale at foreclosure or by the execution of any judgment, of any or all of Tenant's rights hereunder) (each of which is hereinafter sometimes referred to as a "Transfer"), without first obtaining Landlord's written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. If such consent is given, it shall not constitute a consent to any subsequent such Transfer, whether by the person hereinabove named as the "Tenant" or by any such transferee. If Tenant proposes to make a Transfer, Tenant shall notify Landlord, in writing, of the proposed Transfer, at least ninety (90) days prior to the effective date of such proposed Transfer. The notice must include a copy of the proposed Transfer documents and an audited copy of the proposed transferee's most recent financial statement, prepared by a certified public accountant; the proposed transferee must have a credit rating satisfactory to Landlord (in Landlord's sole judgment); and Tenant must not be in default of this Lease, or have committed two (2) Events of Default hereunder during the previous twelve (12) months, whether cured or not. Landlord shall be entitled, at its sole discretion, to condition any such consent upon the entry by such transferee into an agreement with (and in form and substance satisfactory to) Landlord, by which it assumes all of Tenant's obligations hereunder. Any person to whom any Transfer is attempted without such consent shall have no claim, right or remedy whatsoever hereunder against Landlord, and Landlord shall have no duty to recognize any person claiming under or through the same. No Transfer made with or without Landlord's consent shall alter or impair the obligations hereunder of any person constituting, or liable as a guarantor for the obligations of, Tenant before such Transfer, or of any other person holding any interest or obligation hereunder before such Transfer. For purposes of the foregoing provisions of this subsection, a Transfer, by any person or persons controlling Tenant on the date hereof, of such control to a person or persons not controlling Tenant on the date hereof shall be deemed a

Transfer of this Lease. Landlord shall be entitled to be paid by Tenant any Profit derived by Tenant from any Transfer, whether or not with Landlord's consent, as aforesaid. "Profit" is defined to mean excess of the rent and all other payments received by Tenant (whether or not denominated as Rent, Additional Rent, or any comparable term) over the Rent plus Additional Rent due at the time or from time to time due and payable by Tenant to Landlord pursuant to this Lease.

         10.2 Landlord's Right of First Refusal. Landlord shall have the right, within sixty (60) days after receipt of the notice of the proposed Transfer from Tenant, to elect (i) to sublet the Premises from Tenant at the Rent then being paid by Tenant for the Premises under Section 2 hereof (or to sublet that portion of the Premises which Tenant proposes to sublease with a proportionate reduction in the Rent), or (ii) to terminate this Lease in its entirety if Tenant intends to Transfer all, or substantially all of the Premises or, if Tenant proposes to Transfer a portion of the Premises, to terminate this Lease only with respect to such portion of the Premises. Upon exercise by Landlord of either of the options set forth in this subsection, Tenant shall surrender the Premises or such portion of the Premises, as the case may be, to Landlord and thereafter the Rent to be paid by Tenant pursuant to Section 2 above shall be that portion of the total Rent which the amount of rentable area remaining in the possession of Tenant bears to the total rentable area of the Premises. In the event that Landlord does not exercise its right to sublet the Premises, or such portion of the Premises, as the case may be, or to terminate this Lease, within said sixty (60) day period, Tenant shall have the right to sublet the Premises or a portion thereof after first obtaining the written consent of Landlord as provided in subsection 10.1.

         10.3 No Waiver or Release. The consent by Landlord to any Transfer shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any transferee constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such Transfer be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further Transfer. Tenant hereby assigns to Landlord the rent due from any transferee of Tenant and hereby authorizes each such transferee to pay said rent directly to Landlord, at Landlord's option, in the event of any default by Tenant under the terms of this Lease.

         10.4 Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use or occupancy of the Premises or any other portion of the Property shall enter into any lease, sublease, license, concession or other agreement for the possession, use or occupancy of space in the Premises or any other portion of the Property which provides for any rental or other payment for such use, occupancy or utilization based in whole or in part upon the net income or profits derived by any person from the space in the Premises or other portion of the Property so leased, used or occupied (other than any amount based on a fixed percentage or percentages of receipts or sales).

         Section 11. Rules and Regulations. Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulations (hereinafter referred to as the "Rules and Regulations"), having uniform applicability to all tenants of the Building and governing the use and enjoyment of the Building and the remainder of the Property; provided, that the Rules and Regulations shall not materially interfere with Tenant's use and enjoyment of the Premises, in accordance with the provisions of this Lease, for the purposes enumerated in Section 3. Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit D.

         Section 12.  Subordination; Attornment and Non-Disturbance.

         12.1 Subordination. This Lease shall be subject and subordinate at all times to the lien of any first mortgage, first deed of trust, ground lease, and/or other instrument of encumbrance (together with each renewal, modification, consolidation, replacement or extension thereof, herein referred to as a "Mortgage") heretofore or hereafter placed by Landlord upon any or all of the Premises or the remainder of the Property, all automatically and without the necessity of any further action on the part of Tenant to effectuate such subordination.

         12.2 Attornment and Non-Disturbance. Tenant shall, promptly at the request of Landlord or the holder of any Mortgage (herein referred to as a "Mortgagee"), execute, enseal, acknowledge and deliver such further instrument or instruments,

                 (a) evidencing such subordination as Landlord or such Mortgagee deems necessary or desirable, and

                 (b) (at such Mortgagees request) attorn to such Mortgagee, provided that such-Mortgagee agrees with Tenant that such Mortgagee will, in the event of a foreclosure of any such Mortgagee, take no action to interfere with Tenant's rights hereunder, except on the occurrence of an Event of Default.

         12.3 Mortgage Subordination. Anything contained in the provisions of this Section to the contrary notwithstanding, any

Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without obtaining Tenant's consent thereto, by giving Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the Land Records of Fairfax County, Virginia, and thereafter such Mortgagee shall have the same rights as to this Lease as it would have had, were this Lease executed and delivered before the execution and recordation of such Mortgage.

         12.4 Default Notice to Mortgagee. Tenant agrees to give any mortgagee under any mortgage or beneficiary under any deed of trust affecting the Premises ("Mortgagee"), by Registered Mail, a copy of any Notice of Default served upon Landlord, provided that prior to such notice Tenant has been notified in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such sixty (60) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

         Section 13. Estoppel Certificate. Tenant shall from time to time, within five (5) days after being requested to do so by Landlord or any Mortgagee, execute, enseal, acknowledge and deliver to Landlord an instrument in recordable form,

                 (a)      certifying,

                          (i)    that this Lease is unmodified and in full
force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification);

                          (ii)   as to the date on which the Term commenced,
and that Tenant has accepted possession of the Premises, and that any improvements to the Premises required by the provisions of this Lease to be made by Landlord have been completed to Tenant"s satisfaction (except as Tenant may otherwise expressly state in such certificate);

                          (iii)  that Tenant has not made any payment of the
Base Rent, any Additional Rent or any other charge arising under the provisions of this Lease in advance of the date on which it becomes due, except as set forth in subsection 2.3(a) and subsection 2.5, if applicable;

                          (iv)   that, as of the date of such certification,
Tenant has no charge, lien or claim of setoff under the provisions of this Lease or otherwise, against any Rent or other charge due or hereinafter becoming due hereunder;

                          (v)    that, to the best of Tenant's knowledge,
information and belief whether Landlord is then in default in the performance of any of its obligations hereunder (and, if so, specifying the nature of each such default); and

                          (vi)   as to any other fact or condition reasonably
requested by Landlord, any first Mortgagee, or prospective first Mortgagee or purchaser of any or all of the Premises, the Property or any interest therein, or any assignee or prospective assignee of any interest of Landlord under this Lease; and

                 (b) acknowledging and agreeing that any statement contained in any such certificate may be relied upon by Landlord and any such other person.

         Section 14. Parking. During the Term, Tenant shall have the right to utilize 3.6 non-reserved parking spaces in or on the garage structure for each 1,000 square feet of the Premises then being leased by Tenant in the Building, as well as thirteen (13) reserved spaces (6 on the outside parking lot in front of the Building and 7 on parking level "B"), which thirteen (13) spaces shall be marked "Reserved, Deltek Systems, Inc." All such parking spaces shall be available to Tenant, its employees and invitees at no additional charge.

         Section 15. Access to the Premises--Security System. Tenant shall have access to the Property, the Building, and the Premises twenty-four (24) hours a day, seven (7) days a week. Landlord shall install, at its cost, a card reader security entry system to enable Tenant's employees and staff to gain entry into the Building during non-business hours while maintaining security for the Premises. After its initial installation, all maintenance and repair costs associated with such entry system shall be included in the Annual Operating Costs of the Building. Not less than one elevator shall remain in operation for service to the Premises and the remainder of the Building during non-business hours. For the purposes of the section, the term "non-business hours" means days and times other than Monday through Friday (except holidays), 8:00 a.m. to 7:00 p.m., and Saturdays (except holidays), 8:00 a.m. to 1:00 p.m. Landlord reserves the right to charge a reasonable amount for each security system access card or other device provided to Tenant.

         Section 16. Floor Load -- Heavy Machinery. Tenant shall not place a load upon any floor of the Premises exceeding a floor load of 100 pounds per square foot of area. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, located in the Premises. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior written consent, which shall not be unreasonably withheld. If such safe, machinery, equipment, freight, bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines in the Premises shall be Tenant's responsibility.

         Section 17. Fixtures. All fixtures attached to or built into the Premises prior to or during the Term, whether by Landlord or by Tenant and whether at the expense of Landlord or Tenant (or both), shall be, and remain, part of the Premises and shall not be removed by Tenant during or at the end of the Term unless otherwise expressly provided in this Lease. The term fixture shall include but not be limited to all plumbing, heating and sprinkling systems, outlets, vaults, paneling, molding, floors, and ventilating, air-conditioning and cooling equipment installed in the Premises. If this Lease shall be terminated by reason of an Event of Default by Tenant, then, notwithstanding anything to the contrary in this Lease contained, Landlord shall have a lien against all Tenant's property in the Premises or elsewhere in the Building at the time of such termination to secure Landlord's rights hereunder.

         Section 18. Signage. Tenant shall not erect or install any signs of any nature which are visible from the exterior of the Premises, without first obtaining Landlord's specific written consent, which shall not be unreasonably withheld, conditioned or delayed. The scope of Landlord's consent includes without limitation the location, type, kind, character, dimensions, materials, colors, and all other particulars of each and every sign, and the method of installation, maintenance, operation and removal of each and every sign. For all Landlord approved signs, Tenant shall (i) pay all costs associated with the signs, including without limitation, the costs associated with the installation, operation, maintenance and removal of the signs,

(ii) pay the premium of any insurance Landlord may reasonably deem appropriate and obtain which relates to the signs, (iii) maintain and operate the signs in a first class manner, (iv) be responsible for the prompt removal of the signs upon expiration or termination of this Lease, or upon vacatur or abandonment of the Premises, or upon an Event of Default (in the event Tenant fails to promptly remove the signs in such cases, Landlord may remove the signs without liability to Tenant and at the cost of Tenant), and (v) be fully responsible for, and shall repair all damage caused to the Building by installation, maintenance, operation and removal of the signs. Landlord hereby consents to continue to permit to exist Tenant's building signage which exists on the exterior of the Building as of the date hereof, and to allow Tenant to replace such existing signage with exterior building signage of the type and size identical to such existing exterior building signage. Notwithstanding anything herein to the contrary, all of the signage rights described in this Section 18 shall be personal to Tenant and in the event of any subletting of all or any portion of the Premises or an assignment or other Transfer of this Lease, the provisions of this Section 18 shall not convey or be applicable to Tenant's assignee, sublessee or other transferee.

         Section 19. Quiet Enjoyment. Landlord hereby covenants that Tenant, on paying the Rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy, throughout the Term, (a) the Premises, and (b) such rights as Tenant may hold hereunder with respect to the remainder of the Property (including, by way of example rather than of limitation, any such right to use any parking lot within the Property).

         Section 20.  Events of Default.

         20.1 Definition. As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

                 (a) if Tenant fails to (i) pay the Rent or any other sum which Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefor, (ii) perform any of its other obligations under the provisions of this Lease or any agreement referred to herein, or (iii) perform any of its obligations under the provisions of any other agreement with Landlord; or,

                 (b) if Tenant (i) applies for or consents to the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of its creditors, (iv) files a petition or an answer





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
seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (v) performs any other act of bankruptcy, or
(vi) files an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding; or,

                 (c) if (i) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating Tenant as bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, or (ii) there otherwise commences with respect to Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgment, decree or proceeding continues unstayed for more than sixty (60) consecutive days after any stay thereof expires; or,

                 (d) if Tenant fails to occupy and assume possession of the Premises within fifteen (15) days after the Commencement Date, or,

                 (e) if Tenant substantially ceases to conduct its business at the Premises during normal business hours, for a period of ten (10) business days or more, without the prior written consent of Landlord.

         20.2 Notice to Tenant; Grace Period. Anything contained in the provisions of this Section to the contrary notwithstanding, on the occurrence of an Event of Default, which does not involve a payment hereunder or contemplated hereby, Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or under applicable law unless and until:

                 (a) Landlord has given written notice thereof to Tenant, and

                 (b) Tenant has failed within twenty (20) days thereafter to cure such Event of Default (or, if and only if such Event of Default is not reasonably curable within such period of twenty (20) days, to proceed within such period actively, diligently and in good faith to cure such Event of Default and to continue to do so thereafter until it is fully cured);

provided that no such notice shall be required, and Tenant shall be entitled to no such grace period, (i) more than twice during any twelve (12) month period, or (ii) if Tenant has substantially terminated or is in the process of substantially terminating its continuous occupancy and use of the Premises for the purpose set f orth in Section 3, or (iii) if any Event of Default enumerated in subsections 20.1(b), 20.1(c), or 20.1(e) has occurred.





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
         20.3 Landlord's Rights on Event of Default. On the occurrence of an Event of Default, Landlord may (subject to the operation and effect of the provisions of subsection 20.2) take any or all of the following actions:

                 (a) re-enter and repossess the Premises and any and all improvements thereon and additions thereto;

                 (b) declare the entire balance of the Rent including unamortized Tenant Concessions for the remainder of the Term to be due and payable, and collect such balance in any manner not inconsistent with applicable law;

                 (c)      terminate this Lease;

                 (d) enter the Premises and relet the same or any part thereof without terminating this Lease, as Tenant's agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the Term, and may grant tenant concessions (including, without limitation, free rent), but Tenant shall remain liable for, and covenants and agrees to pay, any deficiency after Tenant is credited with the rent thereby obtained, less all repairs and expenses (including, but not limited to, the expenses of obtaining possession, brokerage expenses, tenant concessions, tenant work modifications, legal fees and decorating expenses), and less the unamortized Tenant Concessions, first referred to in subsection 2.1(d) hereof which shall be due and payable immediately upon Tenant vacating or abandoning the Premises. Any deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to relet the Premises, and its failure to do so, or failure to collect rent on reletting, shall not affect Tenant's liability hereunder. In no event shall Tenant be entitled to a credit or repayment for income from reletting which is payable by Tenant hereunder or which covers a period after the original term of this Lease. Tenant hereby expressly waives any right of redemption granted by any present or future law. Any entry or re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Tenant from liability hereunder. "Re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the right of injunction. Landlord may resort to any two or more of such remedies or rights, and adoption of one or more such remedies or rights shall not necessarily prevent the enforcement of others concurrently or thereafter. If Tenant shall default in the performance of any provision of this Lease or if Landlord is required to take any action to enforce this Lease or defend the validity or interpretation of this Lease, then Landlord shall be entitled to recover all costs and expenses incurred thereby, including court costs and reasonable attorney's fees at every level of litigation. Such fees and expenses shall become immediately due and owing to Landlord as Additional Rent;

                 (e) cure such Event of Default in any other manner (after giving Tenant written notice of Landlord's intention to do so except as provided in subsection 20.2(c)), in which event Tenant shall reimburse Landlord for all expenses incurred by Landlord in doing so, plus interest thereon at the lesser of the rate of twenty percent (20%) per annum or the highest rate then permitted on account thereof by applicable law, which expenses and interest shall be Additional Rent and shall be payable to Landlord by Tenant immediately on demand therefor by Landlord; and/or

                 (f) pursue any combination of such remedies and/or any other right or remedy available to Landlord on account of such Event of Default at law or in equity. Tenant hereby waives any right which it may otherwise have to a trial by jury, whether at law or in equity, in connection with any suit or proceeding at law or in equity brought by Landlord against Tenant or otherwise in connection with this Lease as a result of an Event of Default.

         20.4 No Waiver. No action taken by Landlord under the provisions of this Section or any other provision of this Lease (including, by way of example rather than of limitation, Landlord's acceptance of the payment of Rent after the occurrence of any Event of Default) shall operate as a waiver of any right which Landlord would otherwise have against Tenant for the Rent hereby reserved or of any other right provided to Landlord under this Lease or applicable law, and Tenant shall remain responsible to Landlord for any loss and/or damage suffered by Landlord by reason of any Event of Default, regardless of any action by Landlord.

         Section 21. Notices. Any notice, demand, consent, approval, request or other communication or document to be provided hereunder to a party hereto shall be (a) given in writing; and (b) deemed to have been given (i) forty-eight (48) hours after being sent as certified or registered mail in the United States mails, postage prepaid, return receipt requested, or the day after being delivered to an overnight courier service, in each case to the address of such party set forth hereinabove or to such other address in the United States of America as such party may designate from time to time by notice to the other, or (ii) (if such party's receipt thereof is acknowledged in writing) upon its hand or other delivery to such party.

         Section 22. Additional Expansion Space. Tenant shall have the option to lease certain additional expansion space pursuant to the provisions of this Section 22. All space so leased by Tenant is referred to herein as the "Additional Expansion Space".

         22.1    Currently Vacant Space.

                 (a) Provided no Event of Default has occurred and is then continuing and no event or condition has occurred which with notice and/or time would constitute an Event of Default hereunder, Tenant shall have an option to lease any of the space described as "currently vacant" on Exhibit E, by notifying Landlord of its intention to do so prior to the date that Landlord notifies Tenant that Landlord has obtained a bona fide offer from a prospective tenant to lease such space. In the event that Tenant fails to notify Landlord of its intention to exercise its option with respect to any currently vacant space prior to the date that Landlord notifies Tenant that Landlord has obtained a bona fide offer from a prospective Tenant for such space, the provisions of Section 22.1(b) below shall apply.

                 (b) Landlord shall promptly notify Tenant if Landlord has obtained a bona fide offer from a prospective tenant to lease any of the space described as "currently vacant" on Exhibit E. Upon Tenant's receipt of such notice, Tenant shall have a period of five (5) days to elect whether or not to lease such space. If Tenant elects not to lease such vacant space or if Tenant fails to notify Landlord of its election within the aforesaid five (5) day period, this option shall become null and void and of no further force or effect with respect to such currently vacant space, and Landlord shall thereafter be entitled to lease such space to any third party without having to offer such space to Tenant.

         22.2    Currently Occupied Space.

                 (a) Provided that no Event of Default has occurred and is then continuing and no event or condition has occurred which with notice and/or time would constitute an Event of Default hereunder, Tenant shall have an option to lease any of the space described as "currently occupied" on Exhibit E, by notifying Landlord of its intention to do so at least six (6) months prior to the date listed as the "anticipated vacancy date" on such Exhibit. In the event that any anticipated vacancy date changes (because the current tenant exercises a renewal option or for any other reason), Landlord will promptly notify Tenant of such change and Exhibit E will be revised accordingly. In the event that a change in any anticipated vacancy date results in such anticipated vacancy date being less than six (6) months after the date that Landlord notifies Tenant of the change, Tenant shall be required to notify Landlord of its intention to lease such currently occupied space within thirty (30) days after Landlord notifies Tenant of the change in such anticipated vacancy date.

Notwithstanding anything herein to the contrary, Tenant shall be required to notify Landlord of its intention to lease Suite No. 450 and/or Suite No. 460 by January 1, 1992 unless the anticipated vacancy date(s) of such space changes as a result of the current tenant's election to exercise its renewal option. In the event that Tenant fails to notify Landlord of its intention to exercise its option to lease any currently occupied space within the time periods or by the dates specified in this subsection, the provisions of Section 22.2(b) shall apply.

                 (b) In the event that Tenant fails to notify Landlord of its intention to exercise its option to lease any currently occupied space within the time periods or by the dates specified in Section 22.2(a) above, Landlord shall nonetheless be required to notify Tenant if Landlord obtains a bona fide offer from a prospective tenant to lease such space. Upon Tenant's receipt of such notice, Tenant shall have a period of five (5) days to elect whether or not to lease such currently occupied space. If Tenant elects not to lease such space or if Tenant fails to notify Landlord of its election within the aforesaid five (5) day period, this option shall become null and void and of no further force or effect with respect to such space, and Landlord shall thereafter be entitled to lease such space to any third party without having to offer the space to Tenant.

         22.3    Additional 13,000 Square Feet.

                 (a) Additional 7,000 Square Feet. Provided (i) no Event of Default has occurred and is then continuing and no event or condition has occurred which with notice and/or time would constitute an Event of Default hereunder, and (ii) Tenant has exercised all of the expansion options which become available to Tenant during the six (6) month period commencing on the date which is thirty-three (33) months after the Commencement Date of the Third Floor Expansion Space, Tenant shall have an option to lease an additional 7,000 square feet of space in either the Building or in a building (not yet constructed) on the parcel of land known as 1660 International Drive, McLean, Virginia, which is located adjacent to the Building. If Tenant fails to notify Landlord of its intention to exercise this option by the date which is thirty-nine (39) months after the Commencement Date, this option shall become null and void and of no further force or effect.

                 (b) Additional 6,000 Square Feet. Provided (i) no Event of Default has occurred and is then continuing and no event or condition has occurred which with notice and/or time would constitute an Event of Default hereunder, (ii) Tenant has exercised all of the expansion options which become available to Tenant during the six (6) month period commencing on the date which is forty-five (45) months after the Commencement Date of the Third Floor Expansion Space, and (iii) Tenant has exercised its option to lease an additional 7,000 square feet of space pursuant to Section 22.3(a) above, Tenant shall have an option to lease an additional 6,000 square feet of space in either the Building or in a building (not yet constructed) on the parcel of land known as 1660 International Drive, McLean, Virginia, which is located adjacent to the Building. If Tenant fails to notify Landlord of its intention to exercise this option by the date which is fifty-one (51) months after the Commencement Date, this option shall become null and void and of no further force or effect.

         (c) Termination Option. In the event that Tenant validly exercises its option and Landlord is unable for any reason to provide Tenant with the additional 7,000 square feet of space described in Section 22.3(a) or the additional 6,000 square feet of space described in Section 22.3(b), then in either such event Tenant's sole remedy against Landlord shall be to terminate this Lease, effective (i) in the case of Landlord's inability to provide the 7,000 square feet of space, on the date which is forty-eight (48) months after the Commencement Date of the Third Floor Expansion Space, and (ii) in the case of Landlord's inability to provide the 6,000 square feet of space, on the date which is sixty (60) months after such Commencement Date. In order to exercise this termination option, Tenant must (A) notify Landlord of its exercise of this option within thirty (30) days after the date that Landlord notifies Tenant of its inability to deliver the additional space, and (B) pay Landlord not later than the effective date of Lease termination all amounts due under this Lease, plus a cancellation penalty equal to the sum of the following: the unamortized portion of all Tenant Concessions [as described in Section 2.1(d)) provided to Tenant; the unamortized portion of all tenant concessions provided to Gowin; the unamortized portion of all tenant concessions provided to Financial Planning; and all of Landlord's other reasonable costs and expenses incurred in connection with terminating existing leases with Gowin and Financial Planning and/or relocating them to different space in the Building (including without limitation, brokerage fees and attorney's fees). Within one hundred eight (180) days after the execution of this Lease, Landlord and Tenant will agree upon the amount of the cancellation penalty, and they shall execute an Agreement Regarding Cancellation Penalty in the form of Exhibit F.

         22.4 Rental Rate and other Additional Expansion Space Terms.

              (a) Expansion Rental Rate. The Rent for the Additional Expansion Space shall be (i) in the case of any Additional Expansion Space obtained pursuant to Section 22.2 (b), the rent described in the bona fide offer of the prospective tenant, and (ii) in the case of all other Additional Expansion

Space, an escalating base rent determined in accordance with the following schedule:

                        Net Component             Base Rent
Calendar Year           Per Square Foot           Per Square Foot
-------------           ---------------           ---------------
  1992                    $14.20                   $21.00

  1993                    $15.30                   $22.10

  1994                    $16.45                   $23.25

1995 - 1998                                       Fair Market Rental Value
                                                  (determined in accordance
                                                  with Section 1.6)

                 (b) Expansion Allowance. Landlord will provide Tenant with an allowance of Fifteen and 00/100 Dollars ($15.00) per rentable square foot (the "Expansion Allowance") for tenant improvements to any Additional Expansion Space obtained by Tenant during the 1992, 1993 and/or 1994 calendar years (the "Expansion Improvements"). The Expansion Improvements shall be constructed by Landlord in accordance with plans agreed to by Landlord and Tenant; provided, however, that if the estimated cost of the Expansion Improvements exceeds $15.00 per rentable square foot, Landlord shall be obligated to construct such improvements only if Landlord and Tenant agree upon suitable arrangements for Tenant to pay such excess to Landlord. If the actual cost of the Expansion Improvements is less than $15.00 per rentable square foot (as certified by Landlord to Tenant upon completion of such improvements), Landlord will credit the balance of Expansion Allowance against the next due installments) of Base Rent until the Expansion Allowance is depleted. The Expansion Allowance shall be amortized over a period of five (5) years from the date of Commencement of the term of each Additional Expansion Space lease; and if Tenant terminates this Lease prior to occupying any Additional Expansion Space for less than five (5) years, Tenant shall be obligated to pay Landlord, at Lease termination, an amount equal to the unamortized portion of the Expansion Allowance attributable to all such Additional Expansion Space.

                 (c) Term. The term of all Additional Expansion Space leases shall run concurrently with the Term of this Lease and shall expire on March 31, 1998 unless sooner terminated in accordance with the provisions hereof. The commencement of the term of the Additional Expansion Space leases shall be (i) in the case of the 7,000 square feet obtained pursuant to Section 22.3(a), the date which is forty-eight (48) months after the Commencement Date for the Third Floor Expansion Space; (ii) in the case of the 6,000 square feet obtained pursuant to Section 22.3(b), the date which is sixty (60) months after the

Commencement Date for the Third Floor Expansion Space; and (iii) for all other Additional Expansion Space obtained pursuant to Section 22, a date mutually agreed upon by Landlord and Tenant [which date shall be not more than thirty
(30) days after Tenant notifies Landlord of its election to exercise its option to lease such space].

         Section 23.  General.

         23.1 Effectiveness. This Lease shall become effective upon and only on its execution and delivery by each party hereto.

         23.2 Complete Understanding. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, statements or agreements, either written or oral, between the parties hereto as to the same. In particular, this Lease supersedes in all respects all of the existing Leases and lease-related documents previously entered into between Landlord and Tenant and between Landlord's predecessor in interest (Rouse & Associates-Tysons Corner) and Tenant, including but not limited to the leases and lease-related documents described on Exhibit F (collectively the "Prior Leases"). The parties hereby agree that the Prior Leases shall terminate effective as of the Commencement Date for the Third Floor Expansion Space, and neither Landlord nor Tenant shall have any further obligations under any of the Prior Leases after such termination date. Upon termination of the Prior Leases, Landlord's and Tenant's obligations with respect to year-end adjustments of Annual Operating Costs shall cease; Tenant shall not be required to make any additional payments nor shall Tenant be entitled to any credit or refund from Landlord on account of any year-end adjustments that would otherwise have been made pursuant to Sections 2.2 and 2.3 of the Prior Leases if the Prior Leases had not been so terminated. No inducements, representation, understandings or agreements have been made or relied upon in the making of this Lease, except those specifically set forth in the provisions of this Lease. Neither party hereto has any right to rely on any other prior or contemporaneous representations made by anyone concerning this Lease which are not set forth herein.

         23.3 Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

         23.4 Applicable Law. This Lease shall be given effect and construed by application of the laws of the Commonwealth of Virginia, without regard to choice of law provisions.

         23.5 Waiver. Landlord shall not be deemed to have waived the exercise of any right which it holds at law, in equity, or under this Lease unless such waiver is made expressly and in writing (and no delay or omission by Landlord in exercising any such right shall be deemed to be a waiver of the future exercise). No such waiver made to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

         23.6 Waiver of Jury Trial. Landlord and Tenant each hereby waive jury trial in any action, proceeding or counterclaim brought by either of the parties hereto against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, any claim of breach, injury or damage, and/or in connection with an Event of Default.

         23.7    Time of Essence.  Time shall be of the essence of this Lease.

         23.8 Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

         23.9    Construction.  As used herein:

                 (a) the term "person" means a natural person, a trustee, a corporation, a partnership and any other form of legal entity;

                 (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Lease; and

                 (c) all reference to "attorneys fees" shall mean all reasonable attorney's fees, court costs and related expenses incurred in connection with Tenant's breach of any provision of this Lease, whether suit is brought or not, and if suit is brought shall include all reasonable costs and expenses relating to any and all legal and/or equitable trial and appellate court proceedings.

         23.10 Exhibits. Each writing or plat referred to herein as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.

         23.11 Severability. No determination by any court, governmental body or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance, shall affect the validity or enforceability of (a) any other such provision, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

         23.12   Definition of "Landlord".

         23.12.1 As used herein, the term "Landlord" means the entity hereinabove named as such, and its heirs, personal representatives, successors and assigns (each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had, had it originally signed this Lease as Landlord).

         23.12.2 No person holding Landlord's interest hereunder (whether or not such person is named as the "Landlord" herein) shall have any liability hereunder after such person ceases to hold such interest, except for any such liability accruing while such person holds such interest.

         23.12.3 No Mortgagee not in possession of the Premises or the Building shall have any liability hereunder.

         23.12.4 Neither Landlord nor any principal or parties of Landlord, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations hereunder or otherwise, Tenant shall look solely to Landlord's equity, interest and rights in the Property for satisfaction of Tenant's remedies on account thereof.

         23.13 Definition of "Tenant". As used herein, the term "Tenant" means each person or entity hereinabove named as such and such person's or entity's heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as Tenant; provided, that no such right or privilege shall inure to the benefit of any transferee of Tenant, immediate or remote, unless the Transfer to such person or entity is made in accordance with the provisions of Section 10. Whenever two or more persons constitute Tenant, all such persons shall be jointly and severally liable for the performance of Tenant's obligations hereunder.

         23.14 Brokers. The parties acknowledge that they have not directly or indirectly dealt with any broker concerning this

Lease except for Menard Doswell & Co., whose brokerage commissions shall be paid by Landlord. Each party agrees to defend, exonerate, indemnify and hold the other harmless from and against all other claims for commissions relating to the execution and delivery of this Lease (or out of negotiations between Landlord and Tenant in respect to leasing the Premises), which arise directly out of its conduct, acts, omissions, or agreements.

         23.15 Contingency Clause. The parties acknowledge that this Lease is expressly subject to and contingent upon Landlord's ability (i) to terminate its existing lease with Gowin and Company, P.C. ("Gowin") with respect to the Second Floor Expansion Space, and (ii) to enter into a new lease with Gowin for approximately 2,650 square feet of space contiguous to the Third Floor Expansion Space. Although Landlord agrees to use its good faith best efforts in this regard, there can be no assurance that Landlord will be successful. In the event that Landlord is unable to terminate its existing lease with Gowin and enter into a new lease by December 15, 1991, Landlord will so notify Tenant, whereupon (A) the Prior Leases shall continue in full force and effect with respect to the space covered thereby, and (B) Tenant will be deemed to have a month-to-month tenancy (terminable by either Landlord or Tenant upon thirty (30) days notice to the other) with respect to any other space in the Building then being occupied by Tenant. During such month-to-month tenancy, all of the provisions of this Lease shall apply (other than Sections 1.2, 1.5 and 22 and as the context clearly requires otherwise). Notwithstanding anything herein to the contrary, this Lease is not subject to or contingent upon Landlord"s ability to get Financial Planning, Inc. ("Financial Planning") to vacate the Financial Planning Space by any particular date.

         IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease, or has caused it to be executed and ensealed on its behalf by its duly authorized representatives, as of the day and year first above written.


                                       Landlord:
                                       --------

                                       TYSONS CORNER LIMITED PARTNERSHIP,
                                       an Illinois Limited partnership


                                       By:  /s/  Jeffrey D. ?
                                          --------------------------------

                                       Name:
                                            ------------------------------

                                       Title:
                                             -----------------------------

                                          Tenant:
                                          ------

WITNESS OR ATTEST:                DELTEK SYSTEMS, INC.,
                                  a Virginia corporation

/s/ ?                             By:/s/Kenneth E. deLaski     (SEAL)
--------------------------           --------------------------------

                                  Name:
                                       -------------------------------------
                                          Kenneth E. de Laski, President

                                   EXHIBIT A

                          FLOOR PLANS OF THE PREMISES


                 EXHIBIT A-1      Financial Planning Space

                 EXHIBIT A-2      Second Floor Expansion space

                 EXHIBIT A-3      Existing Third Floor Space

                 EXHIBIT A-4      Third Floor Expansion Space

                 EXHIBIT A-5      Existing Second Floor Space

                                   EXHIBIT B

                     AGREEMENT REGARDING COMMENCEMENT DATES


         Pursuant to Section 1.1(b) of that certain Agreement of Lease dated November 12, 1991, by and between Tysons Corner Limited Partnership, an Illinois limited partnership ("Landlord") and Deltek Systems, Inc., a Virginia corporation ("Tenant"), Landlord and Tenant hereby agree upon the following dates as the Commencement Dates for the various space which comprises the
Premises:

         Space                                              Commencement Date
         -----                                              -----------------
Financial Planning Space                                    August 1, 1992

Existing Third Floor Space                                  March 10, 1992

Third Floor Expansion Space                                 March 10, 1992

Existing Second Floor Space                                 March 10, 1992

Second Floor Expansion Space                                January 10, 1992


         IN WITNESS WHEREOF, the undersigned have executed this Agreement Regarding Commencement Dates as of the 31st day of July, 1992.


                              LANDLORD:
                              --------

                              TYSONS CORNER LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:     Balcor Property Management, Inc. as Agent

                                      By: /s/ Charles B. Pullar
                                         --------------------------------------
                                      Name: Charles B. Pullar
                                           ------------------------------------
                                      Title: Senior Vice President
                                            -----------------------------------


                              TENANT:
                              ------

                              DELTEK SYSTEMS, INC.,
                              a Virginia corporation

                                      By: /s/ Donald deLaski
                                         --------------------------------------
                                      Name: Donald de Laski
                                           ------------------------------------
                                      Title: CEO
                                            -----------------------------------

                                   EXHIBIT C

                     FINAL DRAWINGS FOR TENANT IMPROVEMENTS

               [TO BE ATTACHED IN ACCORDANCE WITH SECTION 5.1(a)]

                                   EXHIBIT D

                         CURRENT RULES AND REGULATIONS


         1. The sidewalks, lobbies, passages, elevators and stairways shall not be obstructed by the Tenant or used by the Tenant for any purpose other than ingress and egress from and to the Tenant's offices. The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord's judgment, would be prejudicial to the safety, peace, character or reputation of the Building or of any tenant of the Property.

         2. The toilet rooms, water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by the Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used on connection therewith by the Tenant, or left by the Tenant in the lobbies, passages, elevators or stairways of the Building.

         3. No skylight, window, door or transom of the Building shall be covered or obstructed by the Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except as approved in writing by the Landlord. If the Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, the Tenant shall not remove it without first obtaining the Landlord's written consent thereto.

         4. No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or on any window, window space or other part of the exterior or interior of the Building, unless first approved in writing by the Landlord. Names on suite entrances shall be provided by and only by the Landlord and at the Tenant's expense, using in each instance lettering of a design and in a form consistent with the other lettering in the Building, and first approved in writing by the Landlord. The Tenant shall not erect any stand, booth or showcase or other article or matter in or upon the Premises and/or the Building without first obtaining the Landlord's written consent thereto.

         5. The Tenant shall not place any additional lock upon any door within the Premises or elsewhere upon the Property, and shall surrender all keys for all such locks at the end of the Term. The Landlord shall provide the Tenant with one set of keys to the Premises when the Tenant assumes possession thereof.

         6. The delivery of towels, ice, water, food, beverages, newspapers and other supplies, equipment and furniture will be permitted only under the Landlord's direction and control.

         7. The Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant of the Property. The Tenant shall not keep anywhere within the Property any matter having an offensive odor, or any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. The Tenant shall comply with all federal, state and local laws and regulations pertaining to hazardous materials and toxic substances. The Tenant will provide the Landlord with copies of any and all environmental audits and/or similar reports for the Premises which are obtained by the Tenant during the Term. In addition, the Tenant will provide the Landlord with prompt written notice of: (A) any proceeding or inquiry by, notice from, or order of any governmental authority with respect to the presence of any hazardous materials or toxic substances on, under or about the Premises, and (B) all claims made or threatened by any third party against the Tenant or the Premises related to any damage, contribution, cost recovery, compensation, loss or injury resulting from any hazardous materials or toxic substances.

         8. So that the Premises may be kept in a good state of preservation and cleanliness, the Tenant shall, while in possession of the Premises, permit only the Landlord's employees and contractors to clean the Premises unless prior thereto the Landlord otherwise consents in writing. The Landlord shall not be responsible to the Tenant for any damage done to any furniture or other property of the Tenant or any other person caused by any of the Landlord's employees or any other person, for any loss sustained by any of the Tenant's employees, or for any loss of property of any kind in or from the Premises, however occurring. The Tenant shall see each day that the windows are closed and the doors securely locked before leaving the Premises, and that all lights and standard office equipment within the Premises are turned off.

         9. If the Tenant desires to install signalling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, the Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted. The Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Building or the Premises, (b) to require the changing of wiring connections or layout at the Tenant's expense, to the extent that Landlord may deem necessary, (c) to require compliance with such reasonable rules as the Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. Each wire installed by the Tenant must be clearly tagged at each distributing board and junction box and elsewhere required by the Landlord, with the number of the office to which such wire leads and the purpose for which it is used, together with the name of the Tenant or other concern, if any, operating or using it.

         10. A directory will be provided by the Landlord on the ground floor of the Building, on which the Tenant's name may be placed.

         11. No furniture, package, equipment, supplies or merchandise may be received in the Building, or carried up or down in the elevators or stairways, except during such hours as are designated for such purpose by the Landlord, and only after the Tenant gives notice thereof to the Landlord. The Landlord shall have the exclusive right to prescribe the method and manner in which any of the same is brought into or taken out of the Building, and the right to exclude from the Building any heavy furniture, safe or other article which may create a hazard and to require it to be located at a designated place in the Premises. The Tenant shall not place any weight anywhere beyond the safe carrying capacity of the Building. The cost of repairing any damage to the Building or any other part of the Property caused by taking any of the same in or out of the Premises, or any damage caused while it is in the Premises or the rest of the Building, shall be borne by the Tenant.

         12. Without the Landlord's prior written consent, (a) nothing shall be fastened to (and no hole shall be drilled, or nail or screw driven into) any wall or partition, (b) no wall or partition shall be painted, papered or otherwise covered or moved in any way or marked or broken, (c) no connection shall be made to any electrical wire for running any fan, motor or other apparatus, device or equipment, (d) no machinery of any kind other than customary small business machinery shall be allowed in the Premises, (e) no switchboard or telephone wiring equipment shall be placed anywhere other than where designated by the Landlord, and (f) no mechanic shall be allowed to work in or about the building other than one employed by the Landlord.

         13. The Tenant shall have access to the Premises at all reasonable time. The Landlord shall in no event be responsible for admitting or excluding any person from the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the Building to protect the safety of occupants of the Property, or any property within the Property.

         14. The Landlord shall have the right to rescind, suspend or modify the Rules and Regulations and to promulgate such other Rules or Regulations as, in the Landlord's reasonable judgment, are from time to time needed for the safety, care, maintenance, operation and cleanliness of the Building, or for the preservation of good order therein. Upon the Tenant's having been given notice of the taking of any such action, the Rules and Regulations as so rescinded, suspended, modified or promulgated shall have the same force and effect as if in effect at the time at which the Tenant's lease was entered into (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provision of such lease).

         15. The use of any room within the Building as sleeping quarters is strictly prohibited at all times.

         16. The Tenant shall keep the windows and doors of the Premises (including those opening on corridors and All doors between rooms entitled to receive heating or air conditioning service and rooms not entitled to receive such service), closed while the heating or air conditioning system is operating, in order to minimize the energy used by, and to conserve the effectiveness of, such systems. The Tenant shall comply with all reasonable Rules and Regulations from time to time promulgated by the Landlord with respect to such systems or their use.

         17. The Tenant shall not during any period of time use or permit to be used the Premises on a regular basis by more than one (1) person for each one hundred fifty (150) square feet of floor area within the Premises.

         18. Nothing in these Rules and Regulations shall give any Tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant or person (whether or not the Landlord has the right to enforce them against such tenant or person), and no such nonenforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant or person.

                                   EXHIBIT E

                           ADDITIONAL EXPANSION SPACE


 Suite       Square           Currently Vacant             Anticipated
 No.         Footage             or occupied               Vacancy Date
 ---         -------             -----------               ------------
 100         5,476            Occupied                     July 1, 1994*
                              (Great Western)

 470         1,252            Vacant                       --------

 410           953            Vacant                       --------

 450         1,673            Occupied (Manpower)          January 1, 1992*

 460         1,605            Occupied (Eli Lilly)         February 1, 1992*

 420         5,952            Occupied (MIC)               January 1, 1993

 400         7,529            Occupied (Anderson)          September 1, 1993

 600         7,529            Occupied (Grant Thornton     June 30, 1995*




*Subject to renewal option

                                   EXHIBIT F

                    AGREEMENT REGARDING CANCELLATION PENALTY


         Pursuant to Section 22.3(c) of that certain Agreement of Lease dated ___________________, 1991 (the "Lease"), by and between Tysons Corner
Limited Partnership, an Illinois limited partnership ("Landlord") and Deltek Systems, Inc., a Virginia corporation ("Tenant"), Landlord and Tenant hereby agree that Tenant must pay the sum of __________________ Dollars ($____________) as the cancellation penalty in the event that Tenant elects to exercise its option to terminate the Lease in accordance with such Section.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement Regarding Cancellation Penalty as of the ____ day of ________________, 19___.


                                   LANDLORD:
                                   --------

                                   TYSONS CORNER LIMITED PARTNERSHIP,
                                   an Illinois limited partnership

                                   By:  MENARD DOSWELL & CO.,
                                        Management Agent


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                   TENANT:
                                   ------

                                   DELTEK SYSTEMS, INC.,
                                   a Virginia corporation


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                   EXHIBIT G

                                  PRIOR LEASES


 Title of                    Date of
 Document                    Document               Square Footage        Suite
 --------                    --------               --------------        -----
 Agreement of Lease          October, 1986               10,285            300

 Agreement of Lease          June 20, 1989               3,935             310

 Agreement of Lease          January 16, 1990            1,718             320

 Agreement of Lease          March 1, 1990               3,935             220
                                                    (formerly 4,039)

 First Amendment to Lease    March 21, 1991              3,935             220

                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is entered into effective as of the 31st day of July, 1992, by and between TYSONS CORNER LIMITED PARTNERSHIP, an Illinois limited partnership ("Landlord"), and DELTEK SYSTEMS, INC., a Virginia corporation ("Tenant").


                                R E C I T A L S


         R-1.    Tenant and Landlord entered into an Agreement of Lease dated
November 12, 1991, whereby Tenant agreed to lease from Landlord certain space located on the second floor of the building (the "Building") located at 8280 Greensboro Drive, McLean, Virginia 22102 (the "Lease").

         R-2.    Tenant and Landlord have agreed to amend the Lease, pursuant to and in accordance with the provisions of this First Amendment.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. TERMINATION UNDER GOWIN LEASE. In the event (i) Tenant has exercised its right under Section 22 of the Lease and rented all of the Additional Expansion Space described therein, and (ii) Tenant desires to lease additional space within the Building, but Landlord is unable to offer Tenant such additional space which is acceptable to Tenant, then Landlord agrees to exercise its right of termination under Section 22(a)(ii) of that certain undated Agreement of Lease by and between Landlord and Dennis L. Gowin, P.C. (the "Gowin Lease"), and terminate the Gowin Lease in order to lease to Tenant the space subject to the Gowin Lease. Notwithstanding the foregoing, Landlord shall not be required to terminate the Gowin Lease unless and until (i) Tenant provides Landlord with ten (10) months prior written notice ("Ten Month Notice") of its intent to lease such additional space, and (ii) Landlord and Tenant enter into a binding lease agreement for such additional space within five (5) days after Tenant gives Landlord the Ten Month Notice.

         2. LEASE RATIFICATION. Landlord and Tenant hereby ratify and confirm the Lease in all respects and agree that the Lease, as modified by this First Amendment, is in full force and effect.

         3. MISCELLANEOUS. This First Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, and shall be binding upon the parties hereto and their respective successors and permitted assigns. All capitalized terms not specifically defined herein shall have the meanings set forth in the Lease. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof and all of which when taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this First Amendment or caused the same to be executed as of the date first above written.

                                   LANDLORD:


WITNESS OR  ATTEST:                TYSONS CORNER LIMITED PARTNERSHIP,
                                   an Illinois limited partnership


                                   Balcor Property Management, Inc.
                                   as Agent


/s/ Terri Ann Scheimrf             By: /s/ Charles B. Pullar
                                   Name: Charles B. Pullar
                                   Title: Senior Vice President
                                   Date: August 12, 1992

                                   TENANT:


                                   DELTEK SYSTEMS, INC., a Virginia
                                   corporation


 /s/ Babette J. Aller              By: /s/ Donald de Laski
                                   Name: Donald de Laksi
                                   Title: C.E.O.
                                   Date: July 30, 1992

                           SECOND AMENDMENT TO LEASE


         THIS SECOND AMENDMENT TO LEASE (the "Agreement") is made and entered into this 1st day of July, 1994, by and between Tysons Comer Limited Partnership (hereinafter referred to as "Landlord") and Deltek Systems, Inc. (hereinafter referred to as "Tenant").

                                  WITNESSETH:

         WHEREAS, Landlord and Tenant have previously entered into a lease agreement dated November 12, 1991, as amended by a certain First Amendment to Lease dated July 31, 1992 (together referred to herein as the "Lease") for the use and occupancy of certain premises by Tenant (the "Demised Premises") located in the 8280 Greensboro Drive Office Building; and

         WHEREAS, Landlord and Tenant do hereby intend to amend and modify the Lease as hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Expansion Space: Suite 250 comprising approximately 2,648 square feet of space in the Building, on the area shown on the attached site plan identified as Exhibit A and incorporated herein (the "Expansion Space") is hereby added to the Demised Premises effective August 1, 1994.

2. Rental: The total Basic Rental for the Expansion Space shall be equal to $180,284.81, and shall be payable in equal monthly installments of $4,192.67 per month for a term commencing September 1, 1994 and terminating March 31, 1998. Such Basic Rental amounts shall be in addition to the Basic Rental payable by Tenant for the original Demised Premises as set forth in the Lease. Effective September 1, 1994, the Tenant's Prorata Share of Operating Expenses and Taxes as set forth in the Lease, shall hereby be increased by 1.3407% so that Tenant's total Prorate Share of Operating Expenses and Taxes shall be 18.6534%. Tenant's occupancy of Suite 250 shall be subject to all of the general terms and conditions contained in the Lease.

3. Improvements to the Expansion Space: Landlord agrees to contribute Twelve Dollars ($12.00) per rentable square foot of the Expansion Space (the "Tenant Allowance") towards the cost of constructing certain tenant improvements (the "Tenant Improvements") for the Expansion Space in accordance with the space plans (the "Plans") to be approved by both Landlord and Tenant and attached hereto as Exhibit B. It is understood and agreed that Landlord's contractors shall perform the work in connection with the Tenant Improvements. If the cost to construct the Tenant Improvements pursuant to the Plans exceeds the Tenant Allowance, then within ten (10) days of Tenant's receipt of an invoice from Landlord, Tenant shall pay Landlord, as additional rent, by certified or cashier's check, an amount equal to the difference between the cost to construct the Tenant Improvements and the Tenant Allowance. Tenant agrees it shall not make any changes to the Plans without obtaining the prior written consent of Landlord. In the event Tenant shall make changes to the Plans that are approved by Landlord and which result in an additional cost to Landlord of completing the Tenant Improvements in excess of the Tenant Allowance, or in the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs in excess of the Tenant Allowance incurred by Landlord in constructing the Tenant Improvements, Tenant shall pay to Landlord within ten (10) days of receipt of written notice from Landlord, as additional rent, by certified or cashier's check, any such additional costs incurred by Landlord in excess of the Tenant Allowance. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this Paragraph, at the time and in the manner set forth in this Paragraph, shall be an event of default. In the event, after the Tenant Improvements have been completed, Landlord determines that the costs actually incurred to construct the Tenant Improvements is less than the Tenant Allowance, the difference between the amount of the Tenant Allowance and the costs actually incurred to construct the Tenant Improvements shall be credited against Tenant's next payment of Basic Rental.

4.       Termination of Rights to Suites 400 and 460: Pursuant to the terms of
         Section 22 of the Lease, Tenant has certain expansion rights with respect to Suites 400 and 460 in the Building. Tenant hereby acknowledges and agrees that Landlord has fulfilled all notice and other obligations to Tenant with respect to Suite 400 and Suite 460 and that Tenant hereby relinquishes and terminates all present and future rights and interests of whatever nature which Tenant presently or in the future may have with respect to Suites 400 and 460 in the Building.

5.       Right of First Offer:  (for Suites 410, 430, 440 and 450)

         So long as the Lease is in full force and effect and Tenant:

         (i) is occupying and doing business from the Demised Premises at the time the elections described in this Paragraph are exercised; and

         (ii) is not in default under the Lease either at the time of the elections described in this Paragraph or at the effective date thereof, and

         (iii) has maintained a history of payments within the applicable grace period, if any, provided under the Lease;

         Tenant shall have a right of first offer ("Right of First Offer") to lease each of (i) Suite 410, currently leased by Amerifax, Inc. and comprising approximately 2,562 rentable square feet of space, (ii) Suite 430, currently leased by Mehdi Rezazad, CPA and comprising approximately 508 rentable square feet of space, (iii) Suite 440, currently leased by Nathan Olshan, CPA and comprising approximately 963 rentable square feet of space, and (iv) Suite 450, currently leased by Manpower, Inc. and comprising approximately 1,673 square feet of space (collectively, the "First Offer Spaces", and individually, a "First Offer Space") effective upon the expiration of the applicable lease with the current tenant of each of the First Offer Spaces. The expiration dates of the current leases for the First Offer Spaces are as follows: Suite 410 - May 31, 1996; Suite 430
         - January 31, 1995; Suite 440 - December 31, 1996; and Suite 450 - January 14, 1997. In order to exercise its Right of First Offer with respect to any of the First Offer Spaces, Tenant must notify Landlord in writing, by certified or registered mail, no later than one hundred eighty (180) days prior to the applicable expiration date described above for the current lease for such space. If for any reason Tenant's notice is not timely given in the manner set forth herein with respect to any of the First Offer Spaces, Tenant's right under this Paragraph, with respect to such First Offer Spaces, shall terminate and be null and void and without further force and effect throughout the remainder of the Term of the Lease or any extensions, modifications or amendments thereof.

         If Tenant timely exercises the Right of First Offer with respect to any First Offer Space, Landlord and Tenant will promptly enter into a lease amendment agreement prepared by Landlord for the applicable First Offer Space (the "New Lease"). The terms of each New Lease shall, among other things, provide that (i) the definition of the Demised Premises in the Lease shall be amended to include the applicable First Offer Space, (ii) the Term of the New Lease shall be coterminous with the Term of the Lease, (iii) the Basic Rental payable for the applicable First Offer Space shall be equal to the then current market rate for such space as determined by Landlord in Landlord's sole discretion, (iv) Tenant's Prorata Share of Operating Expenses and Taxes shall be adjusted to reflect the addition of the applicable First Offer Space to the Demised Premises, and (v) any and all tenant improvement costs and other construction costs which Tenant requires or desires to make to the applicable First Offer Space shall be at Tenant's sole cost and expense, subject to the prior written approval by Landlord of all contractors to be used and work to be performed. Tenant shall accept the applicable First Offer Space in its then "as is" condition. If for any reason Tenant fails to timely exercise the Right of First Offer with respect to any applicable First Offer Space, or if Tenant properly exercises the Right of First Offer with respect to any applicable First Offer Space but thereafter for any reason (except for delays caused by Landlord) does not enter into the New Lease within five business days after its submission to Tenant, Landlord will be free to rent the applicable First Offer Space to any other prospective tenant. In such event, the Right of First Offer shall terminate and be null and void and without further force and effect with respect to the applicable First Offer Space throughout the remainder of the Term of the Lease or any extensions, modifications or amendments thereof.

         Notwithstanding any of the foregoing to the contrary, Tenant acknowledges and agrees that Tenant's Right of First Offer set forth herein is subject and subordinate to (a) any right of first refusal, right of first offer, expansion right or other similar right or option to lease any First Offer Space held by any current tenant in the Building, or any of their assignees, sublessees, transferees or successors-in-interest, and (b) any agreement entered into between Landlord and the then current tenant for the applicable First Offer Space, or its assignee, sublessee, transferee or successor-in-interest, to extend, renew, continue, lease or re-lease such First Offer Space. In the event of the exercise or occurrence of the events described in (a) or (b) above, even if Tenant properly exercises or has exercised its Right of First Offer and executes or has executed the New Lease, Tenant's Right of First Offer with respect to such First Offer Space shall terminate and be null and void and without further force and effect throughout the remainder of the Term of the Lease or any extensions, modifications or amendments thereof. Landlord shall not be liable to Tenant for any loss or damage sustained by Tenant as a result thereof. This Right of First Offer is personal and unique to Tenant and is not transferable to any assignee, sublessee, transferee or successor-in-interest to the initial Tenant under the Lease.

6. Conflict of Terms: Except as expressly amended herein, all terms and conditions in the Lease, shall remain unchanged and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.


LANDLORD:                                       TENANT:

Tysons Corner Limited Partnership               Deltek Systems, Inc.

By:      Allegiance Realty Group, Inc.
         Its Authorized Agent


By:              /s/  Charles B. Pullar         By:      /s/ Donald deLaski
                 Sr. VP
Witness:         /s/  Teri Ana Scheinfeif       Witness:  /s/  Babette J. Aller

Date:            7/11/94                        Date:    7/1/94

                            THIRD AMENDMENT TO LEASE

         THIS THIRD AMENDMENT TO LEASE (the "Agreement") is made and entered into this 30th day of September 1994, by and between TYSONS CORNER LIMITED PARTNERSHIP (hereinafter referred to as "Landlord") and DELTEK SYSTEMS, INC., (hereinafter referred to as "Tenant").

                                  WITNESSETH:

         WHEREAS, Landlord and Tenant have previously entered into a lease agreement dated November 12, 1991, as amended by a certain First Amendment to Lease dated July 31, 1992, and a Second Amendment to Lease dated July 1, 1994 (together referred herein as the "Lease") for the use and occupancy of certain premises by Tenant of space located in the 8280 Greensboro Drive Office Building; and

         WHEREAS, Landlord and Tenant do hereby intend to amend and modify the Second Amendment to Lease as hereinafter set forth in order to amend and modify the provisions in the Lease regarding tenant improvements to the Demised Premises.

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Improvement to Premises: Paragraph 3 of the Second Amendment to Lease is hereby deleted in its entirety and replaced with the following:

         Landlord agrees to contribute Twelve and No/100 Dollars ($12.00) per rentable square foot of the Demised Premises (the "Tenant Allowance") towards the cost of constructing certain tenant improvements (the "Tenant Improvements") for the Demised Premises in accordance with the space plan which has been mutually agreed upon by both Landlord and Tenant (the "Plan") attached hereto as Exhibit B and made a part hereof. Tenant agrees to contribute an amount equal to Four and 55/100 Dollars ($4.55) per rentable square foot of the Demised Premises toward the cost of the construction of the Tenant Improvements (the "Tenant's Contribution"). The Tenant's Contribution shall be payable by Tenant to Landlord as additional rent on the first day of each month during the term of the Lease in equal monthly installments of Two Hundred Eighty Six and 65/100 Dollars ($286.65) per month. It is understood and agreed that Landlord's contractors shall perform the work in connection with the Tenant Improvements. If the cost to construct the Tenant Improvements pursuant to the Plans exceeds the combined total of the Tenant Allowance and the Tenant's Contribution, Tenant shall pay Landlord within ten (10) days of Tenant's receipt of an invoice from Landlord, as additional rent in certified funds, an amount equal to the difference between the cost to construct the Tenant Improvements and the combined total of the Tenant Allowance and Tenant's Contribution. Tenant agrees it shall not make any changes to the Plans without obtaining the prior written consent of Landlord. In the event Tenant shall make changes to the Plans that are approved by Landlord and which result in an additional cost to Landlord of completing the Tenant Improvements in excess of the combined total of the Tenant Allowance and the Tenant's Contribution, Tenant shall pay Landlord prior to construction of such changes, as additional rent, any increase in the cost of completing the Tenant Improvements resulting from such changes in the Plans.

         In the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs incurred by Landlord in constructing the Tenant Improvements (other than additional costs arising due to changes in the Plans as described above) which are in excess of the combined total of the Tenant Allowance and the Tenant's Contribution, Tenant shall pay to Landlord within ten (10) business days of receipt of written notice from Landlord, as additional rent, any such additional costs incurred by Landlord. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this paragraph, at the time and in the manner set forth in this paragraph, shall be an event of default under the Lease. Provided that Tenant is not in default under any Lease provision, in the event the costs incurred by Landlord in connection with the Tenant Improvements are less than the combined total of the Tenant Allowance and the Tenant's Contribution, the amount of the Tenant's Contribution which exceeds the costs incurred by Landlord in connection with the Tenant Improvements shall be payable to Tenant by way of a credit against the next installment of Basic Rental due hereunder.

         2. Conflict of Terms: Except as expressly amended herein, all terms and conditions in the Lease dated November 12, 1991, shall remain unchanged and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.


LANDLORD:                                          TENANT:

Tysons Corner Limited Partnership                  Deltek Systems, Inc.

By:  Allegiance Realty Group, Inc.
     Its Authorized Agent


By: /s/ Charles B. Pullar                          By: /s/ Donald deLaski
     Charles B. Pullar                             Donald DeLaski
     Senior Vice President                         President


Witness: /s/ Teri Ann Scheinreif                   Witness:/s/Babette J. Aller

                           FOURTH AMENDMENT TO LEASE


         THIS FOURTH AMENDMENT TO LEASE (the "Agreement") is made and entered into this 18th day of October, 1994, by and between Tysons Corner Limited Partnership (hereinafter referred to as "Landlord") and Deltek Systems, Inc., a Virginia Corporation (hereinafter referred to as "Tenant").

                                  WITNESSETH:

         WHEREAS, Landlord and Tenant have previously entered into a lease agreement dated November 12, 1991, as amended by a certain First Amendment to Lease dated July 31, 1992, by a certain Second Amendment to Lease dated July 1, 1994, and by a certain Third Amendment to Lease dated September 30, 1994 (together collectively referred to herein as the "Lease") for the use and occupancy of certain premises by Tenant (the "Demised Premises") located in the 8280 Greensboro Drive Office Building; and

         WHEREAS, Landlord and Tenant do hereby intend to amend and modify the Lease as hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Expansion Space: Suite 210 comprising approximately 1,402 square feet of space in the Building, on the area shown on the attached site plan identified as Exhibit A and incorporated herein (the "Expansion Space") is hereby added to the Demised Premises effective December 1, 1994 for the remaining of the Term of the Lease, as extend from time to time. The total square footage for the Demised Premises shall be 38,244.

         2. Rental: The total additional Basic Rental for the Expansion Space shall be equal to $88,793.33, and shall be payable in equal monthly installments of $2,219.83 per month for a term commencing December 1, 1994 and terminating March 31, 1998. Such Basic Rental amounts shall be in addition to the Basic Rental payable by Tenant for the Demised Premises as set forth in the Lease. Effective December 1, 1994, the Tenant's Prorata Share of Operating Expenses and Taxes as set forth in the Lease, shall hereby be increased by 0.7065% so that Tenant's total Prorate Share of Operating Expenses and Taxes shall be 19.3599%. Tenant's occupancy of Suite 210 shall be subject to all of the general terms and conditions contained in the Lease.

         3. Improvements to the Expansion Space: Landlord agrees to contribute Twelve Dollars ($12.00) per rentable square foot of the Expansion Space (the "Tenant Allowance") towards the cost of constructing certain tenant improvements (the "Tenant Improvements") for the Expansion Space in accordance with the space plans (the "Plans") to be approved in writing by both Landlord and Tenant and attached hereto as Exhibit B. It is understood and agreed that Landlord's contractors shall perform the work in connection with the Tenant Improvements. If the cost to construct the Tenant Improvements pursuant to the Plans exceeds the Tenant Allowance, then within ten (10) days of Tenant's receipt of an invoice from Landlord, Tenant shall pay Landlord, as additional rent, by certified or cashier's check, an amount equal to the difference between the cost to construct the Tenant Improvements and the Tenant Allowance. Tenant agrees it shall not make any changes to the Plans without obtaining the prior written consent of Landlord. In the event Tenant shall make changes to the Plans that are approved by Landlord and which result in an additional cost to Landlord of completing the Tenant Improvements in excess of the Tenant Allowance, or in the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs in excess of the Tenant Allowance incurred by Landlord in constructing the Tenant Improvements, Tenant shall pay to Landlord within ten (10) days of receipt of written notice from Landlord, as additional rent, by certified or cashier's check, any such additional costs incurred by Landlord in excess of the Tenant Allowance. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this Paragraph, at the time and in the manner set forth in this Paragraph, shall be an event of default. In the event, after the Tenant Improvements have been completed, Landlord determines that the costs actually incurred to construct the Tenant Improvements is less than the Tenant Allowance, the difference between the amount of the Tenant Allowance and the costs actually incurred to construct the Tenant Improvements shall be credited against Tenant's next payment of Basic Rental.

         4. Possession. If for any reason the Expansion Space shall not be ready for occupancy by Tenant by December 1, 1994, this Lease shall not be affected thereby, nor shall Tenant have any claim against Landlord by reason thereof, but no Base Rent shall be payable with respect to the Expansion Space for the period during which the Expansion Space shall not be ready for occupancy. All claims for damages arising out of any such delay are waived and released by Tenant. With respect to the foregoing, if delivery of possession of the Expansion Space shall be delayed beyond December 1, 1994, it is understood and agreed that the commencement of the Lease Term for the Expansion Space shall be extended to the date that the Expansion Space is tendered to the Tenant. In the event of such delay in tendering the Expansion Space to the Tenant the Landlord shall not be liable to Tenant for any damage whatsoever resulting from the delay in the delivery of possession of the Expansion Space. Notwithstanding the foregoing, it is understood that if and to the extent that Landlord is unable to deliver timely possession of the Expansion Space to Tenant due to delays by Tenant, then the Base Rent reserved for the Expansion Space shall commence to accrue on the date possession of the Expansion Space would have been delivered to Tenant but for the delays of Tenant.
                 If permission is given to Tenant to occupy the Expansion Space prior to December 1, 1994, such occupancy shall be subject to all of the provisions of this Lease (including the payment of Base Rent).

         5. Brokerage: Landlord and Tenant represent and warrant to each other that they have not directly or indirectly dealt with any broker in connection with this Agreement or the Lease except as expressly set forth therein. Each party agrees to defend, exonerate and hold the other harmless from and against any and all claims for brokerage fees and commissions by reason of its breach of the aforesaid representation and warranty.

         6. Conflict of Terms: Except as expressly amended herein, all terms and conditions in the Lease, shall remain unchanged and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.


LANDLORD:                                  TENANT:

Tysons Corner Limited                      Deltek Systems, Inc., a Partnership
                                           Virginia Corporation


By:      Allegiance Realty
         Group, Inc.
         Its Authorized Agent


By:      /s/  Charles B. Pullar            By:  /s/  Donald deLaski
         Charles B. Pullar                      Donald DeLaski
         Senior Vice President                  President


Witness: /s/ Teri Ann Scheinreif           Witness: /s/ Babette Aller

                            FIFTH AMENDMENT TO LEASE


         THIS FIFTH AMENDMENT TO LEASE (the "Fifth Amendment") is made and entered into this 30th day of June, 1995 by and between TYSON'S CORNER LIMITED PARTNERSHIP ("Landlord") and DELTEK SYSTEMS, INC. ("Tenant").

                                   WITNESSETH

         WHEREAS, Landlord and Tenant have previously entered into a lease agreement dated November 12, 1991, as amended by the First Amendment to Lease dated July 31, 1992, by the Second Amendment to Lease dated July 1, 1994, by the Third Amendment to Lease dated September 30, 1994, and by the Fourth Amendment to Lease dated October 18, 1994 (together collectively referred to herein as the "Initial Lease") for the use and occupancy of premises consisting of Suites 210, 220, 250 and 300 by Tenant (the "Initial Premises") located in the 8280 Greensboro Drive Office Building; and

         WHEREAS, Tenant desires to lease additional space in the Building consisting of approximately 8,694 square feet of space commonly known as Suite 600 (the "Expansion Space") and Landlord desire to let the Expansion Space to Tenant on the terms set forth herein (the Initial Premises as expanded by the Expansion Space shall be referred to as, the "Premises"); and

         WHEREAS, Landlord and Tenant desire to further amend the Initial Lease as set forth herein and to provide for the addition of the Expansion Space to the Premises (the Initial Lease, as amended by this Fifth Amendment shall be referred to as, the "Lease").

         NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. DEFINITIONS. Unless otherwise herein defined, all capitalized terms in this Fifth Amendment shall have the meaning given to them in the Initial Lease.

2. EXPANSION SPACE. Suite 600 comprising approximately 8,694 square feet of space in the Building, on the area shown on the attached site plan identified as Exhibit A and incorporated herein (the "Expansion Space") is hereby added to the Premises effective as of the "Expansion Space Commencement Date" (as defined in Paragraph 5 hereof) for the remainder of the Initial Lease Term and for the "Renewal Term" (as defined in Paragraph 6 hereof). Effective on the Expansion Space Commencement Date, the total square footage for the Premises shall be 40,986.

3. BASE RENT AND ADDITIONAL RENT FOR THE INITIAL PREMISES AND FOR THE EXPANSION SPACE DURING THE REMAINDER OF THE INITIAL LEASE TERM. Effective July 1, 1995, Tenant shall pay as Base Rent for the Initial Premises, for the remainder of the Initial Lease Term, a total amount of One Million Six Hundred Eighty Seven Thousand Two Hundred Fifty Seven Dollars ($1,687,257.00), payable in installments, in advance, on the first day of each month during the Initial Lease Term, in the amount of Fifty One Thousand One Hundred Twenty Nine Dollars ($51,129.00) each.

         Tenant shall pay as Base Rent for the Expansion Space, for the period beginning on the Expansion Space Commencement Date and terminating on March 31, 1998, a total amount of Four Hundred Forty Thousand Four Hundred Ninety-Six Dollars

         ($440,496.00), payable in installments, in advance, on the first day of each month during the Initial Lease Term, in the amount of Thirteen Thousand Seven Hundred Sixty-Five and 50/100ths Dollars ($13,765.50) each.

         Tenant shall also pay Additional Rent on the Premises during the remainder of the Initial Lease Term in the same manner set forth in the Lease.

         Effective on the Expansion Space Commencement Date, the Tenant's Prorata Share of Operating Expenses and Taxes as set forth in the Lease, shall be increased by 4.38% so that Tenant's total Prorata Share of Operating Expenses and Taxes shall be 20.64%. Tenant's occupancy of the Expansion Space shall be subject to all of the general terms and conditions contained in the Lease.

4. IMPROVEMENTS TO THE EXPANSION SPACE. Landlord agrees to contribute Twelve Dollars ($12.00) per rentable square foot of the Expansion Space which totals $104,328.00 (the "Expansion Space Tenant Allowance") towards the cost of constructing certain tenant improvements (the "Expansion Space Tenant Improvements") for the Expansion Space in accordance with the space plans (the "Expansion Space Plans") to be approved in writing by both Landlord and Tenant and attached hereto as Exhibit B. It is understood and agreed that Landlord's contractors shall perform the work in connection with the Expansion Space Tenant Improvements. Tenant agrees it shall not make any changes to the Expansion Space Plans without obtaining the prior written consent of Landlord.

         If the cost to construct the Expansion Space Tenant Improvements pursuant to the Expansion Space Plans exceeds the Expansion Space Tenant Allowance, or if Tenant shall make changes to the Expansion Space Plans that are approved by Landlord and which result in an additional cost to Landlord for completing the Expansion Space Tenant Improvements in excess of the Expansion Space Tenant Allowance, or in the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs in excess of the Expansion Space Tenant Allowance incurred by Landlord in constructing the Tenant Improvements, then in any of the foregoing cases, the additional amounts in excess of the Expansion Space Tenant Allowance shall be amortized over the remainder of the Initial Lease Term and the Renewal Term at an interest rate of ten percent (10%) per annum and payable in monthly installments by Tenant as Additional Rent under the Lease. In the event the cost of the Expansion Space Tenant Improvements are in excess of the Expansion Space Tenant Allowance, Landlord and Tenant will promptly enter into a lease amendment prepared by Landlord to reflect the adjustments to Additional Rent as set forth above. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this Paragraph, at the time and in the manner set forth in this Paragraph or to sign any such lease amendment within five (5) business days after submission to Tenant (except for delays caused by Landlord), shall constitute an event of default under the Lease.

5. POSSESSION OF THE EXPANSION SPACE. The Expansion Space Commencement Date shall be the later of (i) August 1, 1995 or (ii) the date on which preparation of the Expansion Space in accordance with the Expansion Space Plans is substantially complete, as accelerated by the number of days of delay caused by the Tenant. The Expansion Space shall be deemed to be substantially complete when the Tenant Improvements have been completed with exception of minor

         "punchlist" items. The Expansion Space shall be conclusively presumed to be delivered and accepted in full compliance with this Fifth Amendment on the Expansion Space Commencement Date.

         If for any reason the Expansion Space shall not be ready for occupancy by Tenant by August 1, 1995, the Lease shall not be affected thereby, nor shall Tenant have any claim against Landlord by reason thereof, but no Base Rent shall be payable with respect to the Expansion Space for the period during which the Expansion Space shall not be ready for occupancy. All claims for damages arising out of any such delay are waived and released by Tenant. Notwithstanding the foregoing, it is understood that if and to the extent that Landlord is unable to deliver timely possession of the Expansion Space to Tenant due to delays by Tenant, then the Base Rent reserved for the Expansion Space shall commence to accrue on the date possession of the Expansion Space would have been delivered to Tenant but for the delays of Tenant. If permission is given to Tenant to occupy the Expansion Space prior to August 1, 1995, such occupancy shall be subject to all of the provisions of this Lease (including the payment of Base Rent).

6. EXTENSION OF INITIAL LEASE TERM. The Initial Lease Term is hereby extended for both the Initial Premises and the Expansion Space for an additional period of one year (the "Renewal Term") commencing on April 1, 1998 (the "Renewal Term Commencement Date") and terminating on March 31, 1999 (the "Termination Date").

7. BASE RENT AND ADDITIONAL RENT DURING THE RENEWAL TERM. As of the Renewal Term Commencement Date, Tenant shall pay as Base Rent rental on the Premises for the Renewal Term a total amount of Eight Hundred Two Thousand Ninety-Five and 96/100ths Dollars ($802,095.96), payable in installments, in advance, on the first day of each month during the Renewal Term, in the amount of Sixty-Six Thousand Eight Hundred Forty-One and 33/100ths Dollars ($66,841.33) each.

         Tenant shall also pay Additional Rent on the Premises during the Renewal Term in the same manner as set forth in the Initial Lease.

8. TENANT IMPROVEMENTS TO THE INITIAL PREMISES. Section 5.2 of the Initial Lease is hereby deleted in its entirety and the following is substituted therefore:

         "Landlord agrees to contribute Two Dollars ($2.00) per rentable square foot of the Initial Premises totaling $64,584.00 (the "Initial Tenant Allowance") towards the cost of making minor drywall repairs and repainting the Initial Premises (the "Initial Premises Tenant Improvements") at a time to be mutually agreed-upon but, in any event, prior to the start of the Renewal Term. It is understood and agreed that Landlord's contractors shall perform the work in connection with the Initial Premises Tenant Improvements. If the cost of the Initial Premises Tenant Improvements exceeds the Initial Premises Tenant Allowance, then such additional amounts in excess of the Initial Premises Tenant Allowance shall be amortized over the remaining Lease Term (including the Renewal Term) at an interest rate of ten percent (10%) per annum and payable in monthly installments by Tenant as Additional Rent under the Lease. In the event the cost of the Initial Premises Tenant Improvements are in excess of the Initial Premises Tenant Allowance, Landlord and Tenant will promptly enter into a lease amendment prepared by Landlord to reflect the adjustments to Additional Rent as set forth above. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this Paragraph, at the time and in the manner set forth in this Paragraph or to sign any such lease amendment within five (5) business days after submission to Tenant (except for delays caused by Landlord), shall constitute an event of default under the Lease."

9. CROSS DEFAULT. In the event Tenant shall default under the Lease for Suite 420 of the Building, as amended from time to time, which default is not timely cured, such default shall be deemed an event of default under the Lease and Landlord shall be entitled to enforce any and all rights and remedies against Tenant as provided for a default therein.

10. AMENDMENT OF RENEWAL OPTION. Sections 1.5 and 1.6 of the Initial Lease are hereby deleted in their entirety and the following is substituted therefore:

                 "OPTION TO RENEW. So long as the Lease is in full force and effect and Tenant both at the time of exercising the Option to Renew described in this Paragraph and at the time of the commencement of the following described Option Period:

                 (i) is occupying and doing business from the Premises at the time the Option to Renew described in this Paragraph is exercised; and

                 (ii) is not in default under the Lease either at the time of the exercise of the Option to Renew described in this Paragraph or at the time of the commencement of (each of) the following described Option Period(s); and

                 (iii) has maintained a history of payments within the applicable grace period, if any, provided under the Lease;

                 Tenant is hereby granted an option to renew the Lease (the "Option to Renew") for two (2) successive renewal term(s) (the "Option Period(s)") after the expiration of the Renewal Term, each commencing upon the day next following the expiration of the then current Lease Term. The Option Period(s) shall
                 (each) be for a term of three (3) years. The terms of the Lease during the Option Period(s) shall be the same as during the current Lease period except as provided below. The Option to Renew must be exercised no less than one hundred eighty
                 (180) days prior to the expiration of the Lease (note: where applicable, instead of "Lease", recite... "the expiration of the then current Lease Term") by written notice to Landlord sent by registered or certified mail, return receipt requested. In the event Tenant fails to notify Landlord, in the manner herein specified, this Option to Renew shall be of no further force and effect.

                 Base Rent for the Option Period(s) shall be ninety-five percent (95%) of the then current fair market rate for the Premises fixed as of the date of commencement of the applicable Option Period. Landlord's determination of the market rate shall be conclusive on Tenant. This Option to Renew shall be deleted from the Lease during the Option Period and no further options to renew shall be in effect. Unless expressly set forth herein, any tenant concessions initially provided for in the Lease shall not be deemed applicable to any Option Period.

                 In no event shall the Base Rent during any Option Period decrease below the Base Rent then paid by Tenant at the expiration of the then current Lease Term. Further, this Option to Renew is personal and unique to Tenant and is not transferable to any assignee, sublessee or any other successor in interest to the initial Tenant under the Lease."

11. EXTRAORDINARY SERVICES. As of July 1, 1995, Tenant acknowledges and agrees that Landlord's actual cost for extraordinary services as described in Section 6.2 of the Initial Lease shall be at the rate of $30.00 per unit per hour, subject to change.

12. INCREASE OF BASE AMOUNT FOR COSTS COMPONENT. As of July 1, 1995, Tenant acknowledges and agrees that the base amount of the Costs Component of Base Rent set forth in Section 2.1 (a)(B)(ii)(i) of the Lease is Seven and No/100ths Dollars ($7.00), per square foot in the Premises.

13. AMENDMENT OF EXPANSION SPACE PROVISIONS. Section 22 of the Initial Lease and Paragraph 5 of the Second Amendment to Lease are hereby deleted in their entirety and the following is substituted therefore:

                 "RIGHT OF FIRST REFUSAL. So long as the Lease is in full force and effect and Tenant:

                          (i) is occupying and doing business from the Premises at the time the election described in this Paragraph is exercised;

                          (ii) is not in default under the Lease either at the time of the election described in this Paragraph or at the effective date thereof; and

                          (iii) has maintained a history of payments within the applicable grace period, if any, provided under the Lease;

                 Subject to the rights of any current tenants in the Building, or any of their assignees, sublessees, transferees or successors-in-interest, which rights may supersede the rights granted to Tenant pursuant to this Paragraph, Landlord agrees that prior to renting any of Suites 410, 430 and 440 of the Building (each of the foregoing suites is individually referred to as, a "First Refusal Space") to any third party, Landlord shall notify Tenant of the availability of such space (the "Availability Notice"). On or before the third (3rd) business day after Tenant's receipt of such notice, Tenant will have the right (the "First Refusal Right") to send Landlord a notice stating that Tenant elects to rent the subject First Refusal Space upon the same terms and conditions set forth in this Lease, except that the Expansion Space Tenant Allowance with respect to each First Refusal Space (the "First Refusal Space Tenant Improvements") will be:
                 (i) prorated over the remaining Lease Term (including the Renewal Term) at the rate of Twenty-Seven ($0.27) cents per rentable square foot of First Refusal Space for each month then remaining on the Initial Lease Term and the Renewal Term and (ii) construction of the Expansion Space Tenant Improvements with respect to the subject First Refusal Space will be governed by the terms of Paragraph 4 of this Fifth Amendment. To be timely, such notice from Tenant must be postmarked within the three (3) business day period.

                 If Tenant timely exercises the First Refusal Right, Landlord and Tenant will promptly enter into a lease or lease amendment agreement prepared by Landlord for the First Refusal Space (the "New Lease") on the Lease terms. Except as expressly set forth above, Tenant shall accept the First Refusal Space in its then "as is" condition. If for any reason Tenant fails to timely exercise the First Refusal Right, or if Tenant properly exercises the First Refusal Right but thereafter for any reason (except for delays caused by Landlord) does not enter into the New Lease within five (5) business days after its submission to Tenant, Landlord will be free to rent the subject First Refusal Space to any other prospective tenant and the First Refusal Right as to such space will be null and void and without further force and effect throughout the remainder of the term of the Lease (including the Renewal
                 Term) or any extensions, modifications or amendments thereof.

                 Notwithstanding any contrary provision hereof: (a) the New Lease must (i) be guaranteed by the guarantor(s) of the Lease, if any, upon a guaranty form which is tendered to Tenant by Landlord, and (ii) stipulate that any default by Tenant under the New Lease will be deemed to constitute a like default under the Lease; (b) Tenant agrees that any default by it under the Lease will be deemed to constitute a like default under the New Lease; and (c) this First Refusal Right is personal and unique to Tenant and is not transferable to any assignee, sublessee or other successor in interest to the initial Tenant under the Lease."

14. NO BROKER. Tenant hereby warrants and represents to Landlord that Tenant has not dealt with any broker, agent or finder in connection with this Fifth Amendment, and Tenant covenants and agrees to indemnify and hold Landlord harmless from and against any and all loss, liability, damage, claim, judgment, loss or expense (including but not limited to, attorneys' fees and court costs) that may be incurred or suffered by Landlord because of any claim for any fee, commission or similar compensation with respect to this Fifth Amendment made by any broker, agent or finder claiming to have dealt with Tenant, whether or not such claim is meritorious.

15. CAPTIONS. The captions used herein are for convenience of reference only and shall not be deemed to limit or affect the construction and interpretation of the terms of this Fifth Amendment.

16. CONFLICT OF TERMS. Except as expressly amended herein, all terms and conditions of the Lease shall remain unchanged and in full force and effect.

         In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Fifth Amendment, the terms and conditions of this Fifth Amendment shall control.


LANDLORD:                                          TENANT:

TYSON'S CORNER LIMITED                             DELTEK SYSTEMS, INC.
PARTNERSHIP, an Illinois
limited partnership,

By:      Tyson's Corner Partners, Inc.,            By:  /s/ Donald deLaski
         an Illinois corporation, its              Its:   C.E.O.
         general partner,



By: /s/  Tom Molina
Its:     VP

                            SIXTH AMENDMENT TO LEASE


THIS SIXTH AMENDMENT TO LEASE (the "Agreement") is made and entered into this 2nd day of August, 1996, by and between Tysons Corner Limited Partnership, an Illinois limited partnership ("Landlord"), and Deltek Systems, Inc., a Virginia corporation ("Tenant").

                                  WITNESSETH:

WHEREAS, Landlord and Tenant have previously entered into a lease agreement dated November 12, 1991, as amended by the First Amendment to Lease dated July 31, 1992, and by the Second Amendment to Lease dated July 1, 1994, and as amended by the Third Amendment to Lease dated September 30, 1994, and by the Fourth Amendment to Lease dated October 18, 1994, and as amended by the Fifth Amendment to Lease dated June 30, 1995 (collectively, the "Lease") for the use and occupancy of certain premises by Tenant commonly known as Suites 210, 220, 250, 300 and 600 (the "Initial Premises") located in the 8280 Greensboro Drive Office Building in McLean, Virginia (the "Building"); and

WHEREAS, Landlord and Tenant do hereby intend to amend and modify the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1. Expansion Space. Effective on the date of substantial completion of each of the referenced suites, Suites 410 (consisting of approximately 2,562 rentable square feet), 430 (consisting of approximately 508 rentable square feet), 440 (consisting of approximately 963 rentable square feet), 710 (consisting of approximately 2,401 rentable square feet), 750 (consisting of approximately 1,719 rentable square feet), 760 (consisting of approximately 3,959 rentable square feet), and Suite 790 (consisting of approximately 1,279 rentable square feet) comprising a total of approximately 13,391 rentable square feet in the Building, on the area indicated on the site plan on Exhibit A, which is attached hereto and incorporated herein, (collectively referred to herein from time to time as the "Expansion Space") shall be added to the Initial Premises so that as of the completion of the Expansion Space, the "Premises" (as defined in the Lease) shall consist of approximately 54,377 rentable square feet. "Substantial completion" of the Tenant Improvements shall mean the date on which the Tenant Improvements set forth in the Plan (as defined hereinafter) are completed, and the individual suite of the Expansion Space is available for Tenant's occupancy, subject only to the completion of minor or insignificant details of finish construction, decoration or mechanical adjustments which do not materially interfere with Tenant's conduct of business. The date of substantial completion shall not be extended by reason of Tenant's changes to the Plan or delays caused by Tenant. The Term of the Lease for the Expansion Space shall be coterminous with the Lease, such termination date being March 31, 1999, unless sooner terminated pursuant to the terms of the Lease. Tenant shall execute Landlord's standard Confirmation of Commencement Agreement, in the form attached hereto as Exhibit B, for each suite of the Expansion Space to set forth the Commencement Date and term of the Lease for each respective suite.

2. Delivery of Expansion Space. Tenant acknowledges that the suites comprising the Expansion Space are currently occupied by other tenants pursuant to lease agreements entered into between Landlord and such tenants. Landlord shall use reasonable efforts to notify Tenant of the delivery date of the suites in the Expansion Space once it obtains such estimated dates of substantial completion from its contractors. Notwithstanding the foregoing, it is understood that if and to the extent that Landlord is unable to deliver possession of the suites of the Expansion Space to Tenant due to delays caused by Tenant, then the Base Rent reserved for the respective suites shall commence to accrue on the date possession of the respective suites would have been delivered to Tenant but for the delays of Tenant. As of the date of this Agreement, no delays by Tenant currently exist. In the event that Tenant occupies any portion of the Expansion Space prior to the date of substantial completion of such suite, Tenant shall pay Landlord prorated Base Rent for such suite during the period of occupancy thereof prior to the date of substantial completion thereof.

3. Rental. Commencing upon the date of substantial completion for each of the respective suites in the Expansion Space, Base Rent for the suites shall be payable in advance, in accordance with the provisions of the Lease, in equal monthly installments as follows:

                                                       Monthly Base
         Lease Period                                    Rent Rate
         ------------                                  ------------
         Commencement Date for respective              $20.80 per rentable
           Expansion Space suite through               square foot of space
           March 31, 1998

         April 1, 1998 through March 31, 1999          $21.37 per rentable
                                                       square foot of space


         Monthly Base Rent shall be prorated for any partial month of occupancy of any of the suites in the Expansion Space.

         Tenant's Prorata Share of Operating Expenses and Taxes, as set forth in the Lease, shall be increased based on the square footage of each suite as of the date of substantial completion of the respective suites, as confirmed by the Confirmation of Commencement Agreement. Tenant's occupancy of the Expansion Space shall be subject to all of the general terms and conditions contained in the Lease, unless stated otherwise herein.


4. Tenant Improvements. Landlord agrees to contribute an amount of money (the "Tenant Allowance") calculated at $0.40 per rentable square foot of the Expansion Space, multiplied by the number of months remaining in the Lease Term as of the Commencement Date for each individual suite therein. The Tenant Allowance shall be for the cost of constructing certain tenant improvements (the "Tenant Improvements") for the Expansion Space in accordance with the space plan (the "Plan") to be approved by both Landlord and Tenant within fifteen (15) days of the date of execution of this Agreement. It is understood and agreed that Landlord's contractors shall perform the work in connection with the Tenant Improvements. If the cost to construct the Tenant Improvements pursuant to the Plan exceeds the Tenant Allowance, then within ten (10) days of Tenant's receipt of an invoice from Landlord, Tenant shall pay Landlord, as additional rent, by certified or cashier's check, an amount equal to the difference between the cost to construct the Tenant Improvements and the Tenant Allowance. Tenant agrees it shall not make any changes to the Plan without obtaining the prior written consent of Landlord. In the event Tenant shall make changes to the Plan that are approved by Landlord and which result in an additional cost to Landlord of completing the Tenant Improvements in excess of the Tenant Allowance, Tenant shall pay to Landlord prior to construction of such changes, as additional rent, any increase in the cost of completing the Tenant Improvements in excess of the Tenant Allowance resulting from such changes in the Plan.

         In the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs in excess of the Tenant Allowance incurred by Landlord in constructing the Tenant Improvements (other than additional costs arising due to changes to the Plan as described above), Tenant shall pay to Landlord within ten (10) business days of receipt of written notice from Landlord, as additional rent, any such additional costs in excess of the Tenant Allowance incurred by Landlord. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this Article, at the time and in the manner set forth in this Article, shall be an event of default.

5. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement other than Insignia Commercial Group, Inc. and that Tenant knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Agreement. Tenant agrees to indemnify and hold Landlord harmless from and against all claims made by any broker or finder for a commission in connection with this Agreement provided that Landlord has not retained such broker.

6. Release. Tenant expressly acknowledges that it has no, and hereby releases Landlord from any cause of action, defense, claim or demand of which Tenant has knowledge, in law or in equity, against Landlord as of the date hereof, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to this date, arising out of, related to or in connection with the Lease, the Premises or the Building.

7. Conflict of Terms. Except as expressly amended herein, all terms and conditions in the Lease shall remain unchanged and in full force and effect, and all capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.


LANDLORD:                                  TENANT:

TYSONS CORNER LIMITED PARTNERSHIP,         DELTEK SYSTEMS, INC.,  a Virginia
an Illinois limited partnership            corporation


By:      Tysons Corner Partners, Inc.,
         an Illinois corporation,
         its general partner

By:      /s/  Tom Molina                   By:       /s/  Donald deLaski

Its:     Vice President                    Its:      Chairman

Witness:  /s/  Chris Olezyk                Witness:  /s/  Babette J. Aller

Date:  8/5/96                              Date:     7/30/96

                     CONFIRMATION OF COMMENCEMENT AGREEMENT

THIS AGREEMENT is made and entered into this 30th day of September, 1994, by and between Tysons Corner Limited Partnership having as its mailing address 8280 Greensboro Drive, Suite 130, McLean, Virginia, 22102 ("Landlord") and Deltek Systems, Inc. having its address at 8280 Greensboro Drive, Suite 300, McLean, Virginia, 22102 ("Tenant").

                                  WITNESSETH:

WHEREAS, by Lease Agreement dated 12 November 1991, as amended by a certain First Amendment To Lease dated 31 July 1992, and a Second Amendment to Lease dated 1 July 1994 (together referred herein as the "Lease") Landlord demised and leased unto Tenant certain premises consisting of offices having a rentable floor area of approximately 2,648 square feet ("Demised Premises") and forming a part of the 8280 Greensboro Drive Office Building which is situated in the County of Fairfax, State of Virginia, said premises being more particularly designated in the Lease; and

WHEREAS, the parties desire to evidence the date on which Tenant opened for business in the Demised Premises and the commencement and expiration dates of the term of the Lease as provided therein.

NOW, THEREFORE, the parties hereto mutually agree as follows:

         1. Tenant opened for business in the demised premises on September 19, 1994.

         2. The term of the Lease commenced on September 19, 1994 and shall expire at midnight on March 31, 1998, unless sooner terminated or extended as provided therein.

         3. That the Landlord has satisfactorily fulfilled all of its duties of an inducement nature, if any.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WITNESS:                         LANDLORD:  Tysons Corner Limited Partnership

/s/  Teri Ann Scheinrif          By:     Allegiance Realty Group, Inc.
                                         as Agent for Landlord

                                         By:  /s/  Charles B. Pullar
                                                  Charles B. Pullar
                                                  Senior Vice President

WITNESS:                                 TENANT:  Deltek Systems, Inc.

/s/  Babette J. Aller                    By:  /s/  Donald deLaski
                                                  Donald deLaski
                                                  President

                     CONFIRMATION OF COMMENCEMENT AGREEMENT

THIS AGREEMENT is made and entered into this 23rd day of February, 1996, by and between Tysons Corner Limited Partnership having as its mailing address 8280 Greensboro Drive, Suite 130, McLean, Virginia, 22102 ("Landlord") and Deltek Systems, Inc. having its address at 8280 Greensboro Drive, Suite 300, McLean, Virginia, 22102 ("Tenant").

                                  WITNESSETH:

WHEREAS, by Lease Agreement dated November 12, 1991, as amended by a certain First Amendment To Lease dated July 31, 1992, and a Second Amendment to Lease dated July 1, 1994, a Third Amendment to Lease dated September 30, 1994, a Fourth Amendment to Lease dated October 18,1 994 and a Fifth Amendment to Lease dated June 30, 1995 (together referred herein as the "Lease"), Landlord demised and leased unto Tenant certain premises consisting of offices having a rentable floor area of approximately 8,694 square feet (the "Demised Premises") and forming a part of the 8280 Greensboro Drive Building which is situated in the County of Fairfax, State of Virginia, said premises being more particularly designated in the Lease; and

WHEREAS, the parties desire to evidence the date on which Tenant opened for business in Suite 600 and the commencement and expiration dates of the Term of the Lease as provided therein.

NOW, THEREFORE, the parties hereto mutually agree as follows:

         1. Tenant opened for business in the demised premises on February 6, 1996.
         2. The Term of the Lease commenced on February 6, 1996 and shall expire at midnight on March 31, 1998, unless sooner terminated or extended as provided therein.
         3. That the Landlord has satisfactorily fulfilled all of its duties of an inducement nature, if any.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LANDLORD:                                       TENANT:
Tysons Corner Limited Partnership               Deltek Systems, Inc.
an Illinois limited partnership
By:      Tysons Corner Partners, Inc.
         an Illinois corporation,
         its general partner

By:      /s/  Tom Molina                        By:  /s/  Alan F. Stewart, CFO
         Tom Molina, CSM CPM
         Authorized Signatory

Witness:  /s/  Cindy Asinsen                    Witness:  /s/  Babette J. Aller

                     CONFIRMATION OF COMMENCEMENT AGREEMENT


THIS AGREEMENT is made and entered into this 6th day of June, 1996, by and between Tysons Corner Limited Partnership having as its mailing address 8280 Greensboro Drive, Suite 130, McLean, Virginia, 22102 ("Landlord") and Deltek Systems, Inc. having its address at 8280 Greensboro Drive, Suite 300, McLean, Virginia, 22102 ("Tenant").

                                  WITNESSETH:

WHEREAS, Landlord and Tenant have previously entered into a Lease Agreement dated November 12, 1991, as amended by a certain First Amendment To Lease dated July 31, 1992, a Second Amendment to Lease dated July 1, 1994, and a Third Amendment to Lease dated September 30, 1994; and

WHEREAS, by a Fourth Amendment to Lease dated October 18, 1994 (The November 12, 1991 Lease Agreement and all amendments are collectively referred to herein as the "Lease"), Landlord demised and leased unto Tenant certain premises consisting of offices having a rentable floor area of approximately 1,402 square feet (the "Expansion Space") so that as of the Expansion Space Commencement Date (as defined below), the Demised Premises under the Lease consists of approximately 32,292 square feet and forming a part of the 8280 Greensboro Drive Building which is situated in the County of Fairfax, State of Virginia, said Demised Premises being more particularly designated in the Lease; and

WHEREAS, the parties desire to confirm the Expansion Space Commencement Date and the Lease Termination Date:

NOW, THEREFORE, the parties hereto mutually agree as follows:

         1.      The Expansion Space Commencement Date is May 3, 1995.

         2. The Lease for the Demised Premises shall terminate as midnight on March 31, 1998 (the "Termination Date"), unless sooner terminated as provided therein.

         3. Landlord has fulfilled and complied with all obligations of required it pursuant to paragraph 3 of the Fourth Amendment to Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LANDLORD:                                       TENANT:
Tysons Corner Limited Partnership               Deltek Systems, Inc.
an Illinois limited partnership
By:      Tysons Corner Partners, Inc.
         an Illinois corporation,
         its general partner


By: /s/ Tom Molina                              By: /s/ Don de Laski
         Tom Molina, CSM, CPM                        Don de Laski
         Authorized Signatory                        President



WITNESS: /s/                                    WITNESS: /s/Babette J. Aller

                          AMENDMENT TO CONFIRMATION OF
                             COMMENCEMENT AGREEMENT

THIS AGREEMENT is made and entered into this 30th day of July, 1996, by and between Tysons Corner Limited Partnership ("Landlord") and Deltek Systems, Inc. ("Tenant").

                                  WITNESSETH:

WHEREAS, Landlord and Tenant have previously entered into a Lease Agreement dated November 12, 1991, as amended by the First Amendment to Lease dated July 31, 1992, and as amended by the Second Amendment to Lease dated July 1, 1994, as amended by the Third Amendment to Lease dated September 30, 1994, and as amended by the Fourth Amendment to Lease dated October 18, 1994 and as further amended by the Fifth Amendment to Lease dated June 30, 1995 (together referred to herein as the "Lease"), wherein Landlord demised and leased unto Tenant certain premises comprising approximately 8,694 rentable square feet (the "Demised Premises") in the building located at 8280 Greensboro Drive Building which is situated in the County of Fairfax, State of Virginia, said premises being more particularly described in the Lease; and

WHEREAS, the parties desire to amend the Confirmation of Commencement Agreement dated February 27, 1996, which was executed by the parties in connection with the Lease.

NOW, THEREFORE, the parties hereto mutually agree that notwithstanding the Confirmation of Commencement Agreement to the contrary, the Term of the Lease shall expire on March 31, 1999, unless sooner terminated or extended as provided in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LANDLORD:                                     TENANT:

TYSONS CORNER LIMITED PARTNERSHIP,            DELTEK SYSTEMS, INC.
an Illinois limited partnership

By:  Tysons Corner Partners, Inc., an
     Illinois corporation,
     its general partner

By:  /s/  Tom Molina                          By:  /s/  Donald deLaski
     -----------------------------------         ------------------------
     Tom Molina, CSM, CPM
     Authorized Signatory

Witness:  /s/ Chris Olezyk                    Witness:  /s/  Babette J. Aller